SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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NOVELIS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2006 annual meeting of shareholders of Novelis Inc. (the “Meeting”) will be held at The Westin Buckhead Atlanta, 3391 Peachtree Road, Atlanta, GA 30326, on October 26, 2006, at 10:00 a.m., (EDT) for:

1. receiving the consolidated and combined financial statements for the year ended December 31, 2005, together with the independent registered public accounting firm’s report thereon;

2. electing directors;

3. appointing the independent registered public accounting firm and authorizing directors to fix the independent registered public accounting firm’s remuneration;

4. approving the Novelis Inc. 2006 Incentive Plan; and

5. transacting such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

The directors have fixed September 19, 2006, as the record date for the determination of the holders of common shares of Novelis Inc. entitled to receive notice of the Meeting. Only the holders of record of our common shares at the close of business on September 19, 2006 are entitled to notice of and to vote at the Meeting and any adjournment or postponement of the Meeting. We anticipate that the information circular and the accompanying proxy card will first be mailed to holders of our common shares on or about September 22, 2006.

Your attention is directed to the information circular provided with this notice.

Your vote is important. Whether or not you plan to attend the Meeting in person, please submit your proxy as soon as possible. You can vote by telephone, on the Internet or by mail with the enclosed proxy card. Voting by any of these three methods will ensure that you are represented at the Meeting even if you are not there in person. Please review the instructions on the proxy card regarding each of these voting options. Shareholders who have previously voted, but attend the Meeting, may change their vote at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Nichole Robinson
Corporate Secretary

September 22, 2006
Atlanta, Georgia

NOVELIS INC.

INFORMATION CIRCULAR

WHAT’S INSIDE

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

This information circular (this “Circular”) is provided in connection with the solicitation of proxies by the board of directors and management of Novelis Inc. (“Novelis”) for use at the first annual meeting of shareholders of Novelis or at any adjournment or postponement thereof (the “Meeting”). In this Circular “you” and “your” refer to the shareholders of Novelis, and “Novelis,” the “Company,” “we,” “us” or “our” refer to Novelis. The Meeting will be held at The Westin Buckhead Atlanta, 3391 Peachtree Road, Atlanta, GA 30326, on October 26, 2006, at 10:00 a.m. (EDT) for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. We anticipate that this Circular and the accompanying proxy card will first be mailed to holders of our common shares (the “Shares”) on or about September 22, 2006. Except where otherwise indicated, the information contained herein is provided as of August 31, 2006, and all dollar amounts are in U.S. dollars.

QUESTIONS & ANSWERS ON VOTING AND PROXIES

Q:	WHY AM I RECEIVING THIS CIRCULAR?

A:	You are receiving this Circular and accompanying proxy card from Novelis because you are a record holder of our Shares on September 19, 2006 (the “Record Date”). This Circular is furnished in connection with the solicitation of shareholder proxies by the board of directors and management of Novelis for use at the Meeting. This Circular describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:	HOW WILL MY PROXY BE SOLICITED?

A:	The solicitation of proxies will be made primarily by mail, but may also be made by electronic means, by telephone or in person. The cost of soliciting proxies will be borne by Novelis. Georgeson Inc. has been retained by Novelis in Canada and the United States to assist in the solicitation of proxies from shareholders. For these services, Georgeson Inc. is expected to receive, from Novelis, fees of approximately $7,500 plus reimbursement of reasonable expenses. In addition, employees of Novelis may solicit proxies without compensation. CIBC Mellon Trust Company (“CIBC Mellon”), our registrar and transfer agent, is responsible for the tabulation of proxies.

Q:	WHAT AM I VOTING ON?

A:	Shareholders will be voting on the:

• election of our directors;

• appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006, and to authorize the directors to fix the independent registered public accounting firm’s remuneration;

• approval of the Novelis Inc. 2006 Incentive Plan (the “Incentive Plan”); and

• such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Q:	HOW DO I VOTE?

A:	If you are a registered shareholder (that is, if your Shares are registered in your name with our transfer agent), you can vote your Shares by telephone at 1-866-271-1207 or on the Internet at http://www.eproxy.com/novelis. More information regarding telephone and Internet voting is provided on the proxy card. Voting or transmitting voting authority by electronic means is generally recognized as a valid exercise of those rights in Canada.

Registered shareholders may also vote by mail. Simply complete, sign and date the enclosed proxy card. Use either the enclosed return envelope or the address provided in the instructions on the proxy card to return the proxy card.

If you are a non-registered shareholder (that is, if your Shares are held in the name of an intermediary, such as a bank, broker, trust company or other nominee), your broker or other nominee will provide you with separate instructions on how to vote your Shares. Many brokers or other nominees make telephone or Internet voting available, but the specific processes available will depend on your broker’s or other nominee’s specific arrangements.

If you are a participant in the Novelis Savings and Retirement Plan or the Novelis Hourly Savings Plan, you must provide the trustee of the Novelis Savings and Retirement Plan or the Novelis Hourly Savings Plan with your voting instructions in advance of the Meeting according to the instructions provided by the trustee. You cannot vote the Shares you hold through the Novelis Savings and Retirement Plan or the Novelis Hourly Savings Plan in person at the Meeting; the trustee is the only person who can vote your Shares. The trustee will vote your Shares as you have instructed. If the trustee does not receive your voting instructions by the specified time, subject to applicable laws, your Shares will be voted in the same proportion as the Shares for which the trustee has received voting instructions.

Q:	HOW MAY I VOTE?

A:	In respect of the election of directors, you may:

• Vote FOR the election of the nominees for director; or

• WITHHOLD your vote for the nominees for director.

In respect of the appointment of the independent registered public accounting firm and to authorize the directors to fix the independent registered accounting firm’s remuneration, you may:

• Vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and authorize the directors to fix the independent registered public accounting firm’s remuneration; or

• WITHHOLD your vote for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

In respect of approval of the Incentive Plan, you may:

• Vote FOR the approval of the Incentive Plan;

• Vote AGAINST the approval of the Incentive Plan; or

• ABSTAIN from voting on the approval of the Incentive Plan.

Q:	WHAT HAPPENS WHEN I SIGN AND RETURN THE PROXY?

A:	Signing the enclosed proxy card gives authority to the named proxyholders on the proxy card, or to another person you have appointed, to vote your Shares at the Meeting in accordance with the voting instructions you provide.

Q:	CAN I APPOINT SOMEONE OTHER THAN THE NAMED PROXYHOLDERS TO VOTE MY SHARES?

A:	Yes. Write the name of the person you wish to appoint, who need not be a shareholder, in the blank space provided on the proxy card. It is important to ensure that the person you appoint attends the Meeting and is aware that he or she has been appointed to vote your Shares. Proxyholders should, upon their arrival at the Meeting, present themselves to a representative of CIBC Mellon. Please note that if you choose to vote your Shares on the Internet or by telephone, only the persons selected by Novelis and named on the proxy card may be appointed.

Q:	HOW WILL MY SHARES BE VOTED IF I RETURN MY PROXY?

A:	The persons named in the proxy card will vote or withhold from voting your Shares in accordance with your instructions. In the absence of such instructions, however, your Shares will be voted:

• FOR the election of the director nominees;

• FOR the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2006, and to authorize the directors to fix the independent registered public accounting firm’s remuneration;

• FOR approval of the Incentive Plan; and

• Subject to applicable laws, in the discretion of the proxyholders as to any other matters that may properly be brought before the Meeting.

Q:	IF I CHANGE MY MIND, CAN I TAKE BACK MY PROXY ONCE I HAVE GIVEN IT?

A:	Yes. You may revoke your proxy at any time before it is exercised at the Meeting. You may do so by executing and returning a proxy card dated later than the previous one you have submitted or by properly submitting a later proxy via telephone or the Internet. You also may revoke your proxy by casting your vote by ballot at the Meeting. The participation in person by a shareholder in a vote by ballot at the Meeting will automatically revoke any proxy that has been previously given by the shareholder.

Q:	HOW WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN THE PROXY?

A:	If you are a registered shareholder and you do not sign and return your proxy card, your Shares will not be voted at the Meeting nor will they be used for purposes of establishing a quorum. If you are a non-registered shareholder and you do not follow the instructions provided by your broker or other nominee to vote your Shares, your United States broker or other nominee may, under certain circumstances, vote your Shares. On certain “routine” matters, such as the election of directors in an uncontested election and the appointment of the independent registered public accounting firm, your United States broker or other nominee has authority under New York Stock Exchange rules to vote your Shares if you do not provide voting instructions. On “non-routine” matters, such as approval of the Incentive Plan, if your United States broker or other nominee has not received voting instructions from you, the broker or other nominee does not have authority to vote your Shares. If your broker or other nominee has not received voting instructions on a non-routine matter, these Shares will be considered “broker non-votes” to the extent that the broker or other nominee submits a proxy. Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of Shares voted FOR or AGAINST approval of the Incentive Plan proposal. Broker non-votes will not be counted as “voted” in determining whether the New York Stock Exchange requirement that the Incentive Plan proposal be voted on by more than 50% of the Shares entitled to vote is satisfied.

Therefore, if you are a non-registered shareholder and you do not return your proxy, your Shares may be voted by your United States broker or other nominee with respect to the election of director nominees and the appointment of the independent registered public accounting firm in the absence of your instructions but will not be voted with respect to the approval of the Incentive Plan.

We encourage you to provide instructions to your broker or other nominee by returning your proxy. This action ensures that your Shares will be voted at the Meeting.

Q:	WHAT IF I ABSTAIN FROM VOTING?

A:	Abstentions with respect to a proposal are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of Shares voted FOR or AGAINST a proposal. If a quorum is present, abstentions have no effect on the outcome of a vote on the election of directors or the appointment of the independent registered public accounting firm. Abstentions will not be counted as Shares “voted” in determining whether the New York Stock Exchange requirement that the Incentive Plan proposal be voted on by more than 50% of the Shares entitled to vote is satisfied.

Q:	WHAT IF I PLAN TO ATTEND THE MEETING AND VOTE IN PERSON?

A:	If you plan to attend the Meeting and wish to vote your Shares in person at the Meeting, it is not necessary for you to complete or return the proxy card. Your vote will be taken and counted at the Meeting. However, we urge you to vote by proxy even if you plan to attend the Meeting to help us determine that enough votes will be present to establish a quorum.

Please register with the transfer agent, CIBC Mellon, upon arrival at the Meeting. Your participation in person in a vote by ballot at the Meeting will automatically revoke any proxy that you have previously given. Non-registered shareholders wishing to attend the Meeting should obtain admission material from their broker or other nominee and have their broker or other nominee appoint them as proxyholder, or bring evidence of ownership as of the record date, such as a bank or brokerage account statement, to the Meeting. In all cases you must bring photo identification to the Meeting for admission and if you do not provide an admission ticket, a registration process will be required.

Q:	WHAT IF AMENDMENTS ARE MADE TO THE MATTERS TO BE CONSIDERED AT THE MEETING OR IF OTHER MATTERS ARE BROUGHT BEFORE THE MEETING?

A:	The persons named in the proxy card will have discretionary authority, subject to applicable laws, with respect to amendments or variations to matters identified in the Notice of Annual Meeting of Shareholders and to other matters which may properly come before the Meeting. As of the date of this Circular, the management of Novelis knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the proxy card will vote on them in accordance with their best judgment.

Q:	HOW WILL THE PROPOSALS BE DECIDED AT THE MEETING?

A:	A majority of the votes cast in favor, by proxy or in person, will constitute approval for (i) the election of the director nominees, (ii) the appointment of our independent registered public accounting firm and (iii) the Incentive Plan. In addition, under New York Stock Exchange rules, the proposal to approve the Incentive Plan must be voted on by more than 50% of the Shares entitled to vote on the proposal.

Q:	WHAT CONSTITUTES A QUORUM FOR THE MEETING?

A:	A quorum consists of the presence, in person or by proxy, of the holders of 25% or more of the Shares entitled to vote at the Meeting. A quorum is necessary to conduct business at the Meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes are counted for purposes of establishing a quorum.

Q:	WHO IS ENTITLED TO VOTE?

A:	On the Record Date, 74,005,649 Shares were outstanding. Shareholders of record as of the close of business on the Record Date are entitled to receive notice of the Meeting and either they or their duly appointed proxyholders will be entitled to attend the Meeting and vote.

Each holder of Shares is entitled to one vote at the Meeting for each Share registered in the holder’s name at the close of business on the Record Date.

Q:	WHAT IS THE FINAL DATE TO SUBMIT A SHAREHOLDER PROPOSAL FOR THE 2007 ANNUAL MEETING?

A:	The final date for submitting shareholder proposals to Novelis for inclusion in the information circular for the 2007 Annual Meeting of Shareholders is December 15, 2006. If you have a proposal that you would like us to consider at the 2007 Annual Meeting of Shareholders, and you do not want the Company’s proxyholders to be allowed to use their discretionary voting authority to vote against this shareholder proposal when and if raised, you must submit your proposal to us no later than March 1, 2007. Proposals should be sent to our principal executive offices located at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary.

Q:	WHAT DOCUMENTS ARE AVAILABLE TO SHAREHOLDERS?

A:	You will receive our Annual Report on Form 10-K for the year ended December 31, 2005, which includes our consolidated and combined financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2005 and this Circular.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2005 and consolidated and combined financial statements for the year ended December 31, 2005 filed with the Canadian and U.S. securities regulators can be found on the Company’s website at www.novelis.com or may be obtained, without charge, on request from: Novelis Inc., 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Requests for information can also be sent from the Company’s website: www.novelis.com.

Q:	WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce the preliminary voting results at the Meeting and will publish the final results in our quarterly report on Form 10-Q for the third quarter of 2006, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”), and will be available by contacting: Novelis Inc., 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our quarterly report on Form 10-Q for the third quarter of 2006 will also be available on our website at www.novelis.com, on the Canadian Securities Administrators SEDAR system at www.sedar.com, and on the SEC’s EDGAR system at www.sec.gov.

Q:	HOW CAN I CONTACT THE TRANSFER AGENT?

A:	You can contact the transfer agent at:

CIBC Mellon Trust Company
P.O. Box 7010
Adelaide Street Postal Station
Toronto, Ontario, Canada M5C 2W9
Telephone: (416) 643-5500
                    1-800-387-0825 (toll free throughout Canada and the U.S.)
Telecopier: (416) 643-5501

Q:	WHO ARE THE PRINCIPAL SHAREHOLDERS OF THE COMPANY?

A:	To the knowledge of the directors and executive officers of the Company, as of September 8, 2006, no person or company beneficially owns or exercises control or direction over more than 5% of the outstanding Shares of the Company other than FMR Corp, which reported to the SEC that it owned or exercised control or direction over 15.4% of the Shares on February 14, 2006; McLean Budden Ltd., which reported to the SEC that it owned or exercised control or direction over 9.8% of the Shares on August 11, 2006; and Kensico Capital Management Corporation, which reported to the SEC that it owned or exercised control or direction over 6.27% of the Shares on September 8, 2006.

BUSINESS TO BE TRANSACTED AT THE MEETING

(See Notice of Annual Meeting of Shareholders)

1.	Presentation of Financial Statements

Our consolidated and combined financial statements for the year ended December 31, 2005 and the Auditor’s Report for 2005 will be submitted to you at the Meeting, but no vote with respect thereto is required or proposed to be taken. The consolidated and combined financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2005 that is being mailed to you with the Notice of Annual Meeting of Shareholders and this Circular.

2.	Election of Directors

Thirteen directors are to be elected to serve until the close of the next annual meeting of the Company or until their successors shall be elected. Mr. J.E. Newall, O.C., who has served on our board of directors since January 2005, retired from the board of directors in July 2006 and will not be standing for re-election. Brian W. Sturgell also served on our board of directors from January 2005 through August 29, 2006. Edward A. Blechschmidt, Jacques Bougie, O.C., Charles G. Cavell, Clarence J. Chandran, C. Roberto Cordaro, Helmut Eschwey, David J. FitzPatrick, Suzanne Labarge, William T. Monahan, Rudolf Rupprecht, Kevin M. Twomey, John D. Watson and Edward V. Yang have, upon the recommendation of the Nominating and Corporate Governance Committee, been nominated to stand for election at the Meeting. Our board of directors recommends the election of all these nominees.

Unless authority is withheld, the persons designated in the accompanying proxy card intend to vote FOR the election of these nominees. The persons nominated are, in the opinion of our board of directors, well qualified to act as directors of the Company for the ensuing year. Our board of directors does not contemplate that any of these nominees will be unable to serve as a director, but should that occur for any reason before the Meeting, the persons designated in the accompanying proxy card reserve the right to vote for another nominee at their discretion unless the shareholder who has given such proxy has directed that their Shares be withheld from voting on the election of directors.

To better align the interests of our board of directors with those of our shareholders, with the exception of our Chairman and Interim Chief Executive Officer, William T. Monahan, all of the nominees for election to the board of directors are independent. In determining whether a director is “independent”, the board of directors applies the standards developed by the Canadian Securities Administrators and the New York Stock Exchange and the additional standards adopted by the board of directors. These standards are set out in the Guidelines on the Independence of the Board of Directors of Novelis Inc. (“Guidelines on Independence”) attached to this Circular as Schedule C and are also available on our website at www.novelis.com.

The following table sets out certain biographical information, including a brief description of principal occupation and business experience during at least the past five years, directorships of public companies (other than Novelis) presently held, and certain other information regarding the nominees for election as directors. This information has been furnished to us by the respective nominees.

Name, Age,(1) Residence, and Business Experience	Independence, Committee Membership, Other Directorships

William T. Monahan, 59

West Chester, Pennsylvania, USA

 Mr. Monahan is Chairman of our board of directors and Interim Chief Executive Officer. Mr. Monahan has served on the board of directors since January 6, 2005, and became Interim Chief Executive Officer on August 29, 2006. Mr. Monahan is the retired chairman and chief executive officer of Imation Corporation (imaging and data storage), where he served in that capacity from its spin-off from 3M Co. (industrial, medical, consumer and office products) in 1996 to May 2004. Prior to that, he held numerous executive positions at 3M, including Group Vice President, Senior Vice President of 3M Italy and Vice President of the data storage division.
Mr. Monahan is: Not Independent Director of: • Pentair, Inc. (water industry) • Hutchinson Technology Inc. (computer industry) • Mosaic, Inc. (chemicals)

Edward A. Blechschmidt, 54

Villanova, Pennsylvania, USA

 Mr. Blechschmidt has served on the board of directors since June 30, 2006. Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc., (pharmaceutical and home health care services) from March 2000 to June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as Chief Executive Officer and a director of Olsten Corporation (staffing services), the conglomerate from which Gentiva Health Services was spun off and taken public. He served as President of Olsten Corporation from October 1998 to March 1999. He also served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens Pyramid Technologies (information technology) from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corporation (information technology), including serving as its Chief Financial Officer.
Mr. Blechschmidt is:
 Independent

Member of:

• Audit Committee

• Customer Relations Committee

Director of:
• HealthSouth Corp. (healthcare)

• Lionbridge Technologies, Inc. (software)

• Option Care, Inc. (healthcare)

• Columbia Laboratories, Inc. (pharmaceuticals)

Jacques Bougie, O.C., 59

Verdun, Quebec, Canada

Mr. Bougie has served on the board of directors since January 6, 2005. Mr. Bougie was President and Chief Executive Officer of Alcan Inc. from 1993 to 2001, at which time he retired. Mr. Bougie is also Chairman of the International Advisory Council of CGI Group Inc. (information technology).
Mr. Bougie is:
 Independent

Member of:

• Nominating and Corporate Governance Committee

• Human Resources Committee

Director of:

• NOVA Chemicals Corporation (chemical and plastics manufacturing)

• Abitibi Consolidated Inc. (paper)

Name, Age,(1) Residence, and Business Experience	Independence, Committee Membership, Other Directorships

Charles G. Cavell, 64

Westmount, Quebec, Canada

 Mr. Cavell has served on the board of directors since January 6, 2005. Mr. Cavell is a retired former President and Chief Executive Officer of Quebecor World Inc., one of the world’s largest commercial printers, with plants throughout Europe, South America and North America. He served in such capacity from 1989 to his retirement in 2003. He currently serves on the board of several private companies and charitable institutions and he is Vice Chairman of the Board of Governors of Concordia University.
Mr. Cavell is: Independent Member of: • Human Resources Committee • Nominating and Corporate Governance Committee

Clarence J. Chandran, 57

Miami Beach Florida, USA

 Mr. Chandran has served on the board of directors since January 6, 2005. Mr. Chandran has served on the board of directors since January 6, 2005. Mr. Chandran is Chairman of Chandran Family Foundation Inc. (health care research and education) and, since 2001, Chairman of Conros Corporation (private mass market consumer products company — including LePages USA and PineMountain). He retired as President, Business Process Services, of CGI Group Inc. (information technology) in 2004 and retired as Chief Operating Officer of Nortel Networks Corporation (communications) in 2001. Mr. Chandran is a member of the Duke University Board of Visitors and the Strategic Plan Executive Committee of the Pratt School of Engineering at Duke.
Mr. Chandran is: Independent Member of: • Human Resources Committee, Chair • Customer Relations Committee

C. Roberto Cordaro, 56

Boston, Massachusetts, USA

 Mr. Cordaro has served on the board of directors since January 6, 2005. Mr. Cordaro has been President and Chief Executive Officer of Nuvera Fuel Cells, Inc. (fuel cell power systems manufacturing) since 2002. He was Chief Executive Officer of Motor Coach Industries International (coach manufacturing) from 2000 to 2001 and was Executive Vice President and Group President — Automotive of Cummins Inc. (engine manufacturing) from 1996 to 1999.
Mr. Cordaro is: Independent Member of: • Human Resources Committee • Customer Relations Committee, Chair Director of: • Nuvera Fuel Cells, Inc.

Name, Age,(1) Residence, and Business Experience	Independence, Committee Membership, Other Directorships

Helmut Eschwey, 57

Homburg, Germany

 Mr. Eschwey has served on the board of directors since January 6, 2005. Mr. Eschwey has been Chairman of the Board of Management of Heraeus Holding GmbH (precious metals) in Germany since 2003. From 1994 to 2003, Dr. Eschwey was the head of the plastics technology business at SMS AG (engineering). Before he joined SMS AG, he held management positions at Freudenberg Group of Companies (industrial products), Pirelli & C. S.p.A. (tires) and the Henkel Group (chemicals).
Mr. Eschwey is: Independent Member of: • Nominating and Corporate Governance Committee • Human Resources Committee Director of: • Heraeus Holding GmbH

David J. FitzPatrick, 52

Farmington, Connecticut, USA

 Mr. FitzPatrick has served on the board of directors since March 24, 2005. Mr. FitzPatrick was the senior advisor to the chief executive officer of Tyco International Ltd. (Tyco) (fire, security, electronics, healthcare and other industrial products) from March 2005 until December 2005, at which time he retired. Previously, he was Executive Vice President and Chief Financial Officer of Tyco, a post he held from September 2002 until March 2005. He was Senior Vice President and Chief Financial Officer of United Technologies Corporation (aerospace and building) from June 1998 until September 2002.
Mr. FitzPatrick is: Independent Member of: • Audit Committee • Nominating and Corporate Governance Committee

Suzanne Labarge, 59

Toronto, Ontario, Canada

 Ms. Labarge has served on the board of directors since January 6, 2005. Ms. Labarge retired in 2004 from her position as Vice Chairman and Chief Risk Officer of the Royal Bank of Canada, which she held since 1999. She was Executive Vice President, Corporate Treasury, of the Royal Bank of Canada from 1995 to 1998. She is a member of the Board of Governors of McMaster University.
Ms. Labarge is: Independent Member of: • Audit Committee, Chair • Customer Relations Committee

Rudolf Rupprecht, 66

Augsburg, Germany

 Mr. Rupprecht has served on the board of directors since January 6, 2005. Mr. Rupprecht was the chairman of the executive board of MAN AG (mechanical engineering and trucks), in Germany from 1996 until the end of 2004, at which time he retired. Prior to that, Dr. Rupprecht was chairman of various supervisory boards within that company which he joined in 1966.
Mr. Rupprecht is:
 Independent

Member of:
• Customer Relations Committee

Director of:

• Salzgitter AG (steel mill)

• MAN AG

• KME AG (copper manufacturer)

• Bayerische Staatsforsten (forestry and related products)

• SMS GmbH (steel mill equipment)

Name, Age,(1) Residence, and Business Experience	Independence, Committee Membership, Other Directorships

Kevin M. Twomey, 59

Ponte Vedra Beach, Florida, USA

 Mr. Twomey has served on the board of directors since May 25, 2006. He recently retired as President and Chief Operating Officer of The St. Joe Company (real estate), having joined the company in 1999. He currently serves as a consultant to The St. Joe Company. Mr. Twomey formerly served as Vice Chairman and Chief Financial Officer or H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America (financial services). Prior to joining Ahmanson in 1993, Mr. Twomey was Chief Financial Officer at First Gibraltar Bank, a company held by MacAndrews and Forbes Holdings of New York. Mr. Twomey also held management positions with MCorp and Bank of America. Mr. Twomey is a trustee of the University of North Florida and serves on the board of trustees of the United Way of Northeast Florida, the Navy Supply Corps Foundation and the Schultz Center for Teaching and Leadership Executive Board.
Mr. Twomey is: Independent Member of: • Audit Committee • Nominating and Corporate Governance Committee Director of: • PartnerRe Ltd. (reinsurance) • Intergraph Corporation (computer software)

John D. Watson, 61

Calgary, Alberta, Canada

 Mr. Watson is an Executive Advisor of EnCana Corporation (oil and gas) after retiring in February 2006 as Executive Vice President and Chief Financial Officer of EnCana Corporation, a position he had held since 2002. Prior to that, he was Vice President, Finance, and Chief Financial Officer of an EnCana Corporation’ predecessor, Alberta Energy Company Ltd, from 1987 to 2002. Mr. Watson serves as the chair of the Calgary Police Commission, and is a member of the Audit Committee for the Province of Alberta.
Mr. Watson is: Independent Director of: • UTS Energy Corporation (energy) • Nortel Networks Corporation (communications)

Edward V. Yang, 61

Hong Kong, China

 Mr. Yang has served on the board of directors since January 6, 2005. Mr. Yang has been chairman of Cross Shore Acquisition Corporation (service outsourcing) since April 2006. From 2001 to 2006 he has been a senior advisor at ING Barings Private Equity Partners Asia (financial services). He was formerly Vice Chairman and Chief Executive Officer of the Netstar Group (network management services) from 2002 to 2006. Prior to this role, Mr. Yang was also a corporate senior vice president and the president of Asia Pacific at Electronic Data Systems Corporation (information technology outsourcing) from 1992 to 2000.
Mr. Yang is: Independent Member of: • Human Resources Committee • Customer Relations Committee Director of: • Cross Shore Acquisition Corporation

(1)	The age of the directors is provided as of August 31, 2006.

A record of attendance by directors at meetings of the board of directors and its committees, as well as the number of board and board committee meetings held during the year ended December 31, 2005, are set out in Schedule A to this Circular.

Except with respect to the cease trade orders imposed upon Novelis, its directors and certain of its officers by Canadian securities regulators in connection with the Company’s delayed filings of its Form 10-Q for the quarter ended September 30, 2005, its Annual Report on Form 10-K for the year ended December 31, 2005 and its quarterly reports on Form 10-Q for the first two quarters of 2006 (which orders affected each of the nominees for election to the board of directors other than Messrs. Twomey, Blechschmidt and Watson), to the knowledge of the Company and based upon information provided to it by the nominees for election to the board of directors, no such nominee is or has been, in the last 10 years, a director or executive officer of any company that, while such person was acting in that capacity: (a) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; (b) was subject to an event that resulted, after that person ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or (c) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

3.	Appointment of the Independent Registered Public Accounting Firm

In 2005, fees for audit, audit-related, tax and all other services provided to the Company by PricewaterhouseCoopers LLP were as follows:

Year Ended
December 31, 2005

Audit Fees	$6,757,191
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0

Total	$6,757,191

Audit Fees

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our spin-off from Alcan on January 6, 2005. In 2005, fees for audit services provided to the Company by PricewaterhouseCoopers LLP totalled $6,757,191.

PricewaterhouseCoopers LLP did not perform any other services for the Company during 2005.

Pre-Approval of Audit and Permissible Non-Audit Services

Effective May 9, 2005, the Audit Committee established a policy requiring its pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The policy gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for certain services on an annual basis. Pursuant to the policy and the Audit Committee charter, the Audit Committee has granted to its chair the authority to address any requests for pre-approval of individual services. None of the services provided by our independent registered public accounting firm for 2005 that were approved by the Audit Committee made use of the de minimus exception to pre-approval set forth in applicable rules of the SEC.

Board of Directors’ Recommendation

In accordance with the Canada Business Corporations Act, our shareholders appoint the Company’s independent registered public accounting firm. In carrying out its responsibilities, the Audit Committee has recommended to our board of directors and it, in turn, recommends to the shareholders that PricewaterhouseCoopers LLP be appointed at the Meeting as independent registered public accounting firm for the fiscal year ending December 31, 2006. Unless contrary instructions are indicated on the proxy card, the persons designated in the accompanying proxy card intend to vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and to authorize the board of directors to fix the independent registered public accounting firm’s remuneration.

A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will be available to make a statement if they desire to do so and to respond to appropriate questions.

4.	Approval of the Incentive Plan

The Incentive Plan was approved by our board of directors, subject to the approval of the shareholders of the Company. The Incentive Plan will replace, on a prospective basis, the Novelis Conversion Plan of 2005 (the “Conversion Plan”) and the Novelis Inc. Stock Price Appreciation Unit Plan (the “SPAU Plan”) and no future awards will be granted under such plans if the Incentive Plan is approved by the Company’s shareholders. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Schedule F to this Circular.

As of August 31, 2006, the closing price of our Shares on the New York Stock Exchange was $20.85, per share, and on the Toronto Stock Exchange was C$23.08 per share.

Purpose

The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aligning, motivating, attracting and retaining key employees and non-employee directors of the Company and its subsidiaries through the issuance of equity-based awards and short-term incentive compensation.

Types of Awards

The Incentive Plan authorizes the award of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares and other stock-based incentives. The Incentive Plan also authorizes payment of short-term incentives, payable in cash or Shares, following satisfaction of pre-established performance objectives.

Administration of the Incentive Plan

The Incentive Plan will be administered by the Human Resources Committee of the board of directors (the “Human Resources Committee”), except that the full board of directors will be responsible for the administration of awards to the Company’s non-employee directors.

Shares Subject to the Incentive Plan

The number of Shares of the Company authorized to be issued under the Incentive Plan is 7,000,000 Shares. Any Shares that are subject to an award other than stock options or SARs will be counted against this limit as 1.75 Shares for every one Share subject to the award. If any Shares related to an award are forfeited, terminated, expire unexercised, tendered in connection with an exercise of an award, withheld from issuance to pay applicable tax withholding, settled in cash in lieu of Shares, or settled in any similar manner so that a portion of the Shares are not issued to the participant, then such Shares will be automatically available for future awards and will not count against the maximum share limit above.

Eligibility for Awards

The Human Resources Committee has the discretion to determine the employees and non-employee directors eligible to receive awards under the Incentive Plan and the type, size and conditions of such awards. As of August 31, 2006, approximately 3,000 of our employees are eligible to participate in short-term awards, and approximately 150 employees and 12 non-employee directors are eligible to participate in long-term awards under the Incentive Plan. The awards that will be granted to eligible employees under the Incentive Plan will be at the discretion of the Human Resources Committee and, therefore, are not determinable at this time. The full board of directors will determine the type, size and conditions of any awards to the Company’s non-employee directors. No employee participant may receive during any one calendar year awards representing more than 750,000 Shares or $20,000,000. The maximum number of Shares that may be granted to a non-employee director during any one calendar year shall not exceed 7,500 Shares. The maximum aggregate number of incentive stock options (discussed below) that may be granted under the Incentive Plan for all years is 3,000,000 Shares.

Stock Options

The Incentive Plan authorizes the grant of stock options. Stock options may be either nonqualified stock options or incentive stock options (“ISOs”). ISOs are options granted to employees that are designed to meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Any option that does not satisfy Section 422 of the Code will be treated as a nonqualified stock option. The exercise price per share under any stock option may not be less than 100% of the fair market value per share on the date of grant, and no option may be re-priced, including the cancellation of an existing option and substituting a new option with a lower exercise price, without the approval of the Company’s shareholders. Options will become vested and exercisable in accordance with the terms set forth in the participant’s award agreement, provided that in no event may an option be exercisable later than the seventh anniversary of its date of grant.

Stock Appreciation Rights

The Incentive Plan authorizes the grant of SARs. SARs represent the right to receive an amount equal to the appreciation in the Company’s Shares over a specified period of time. SARs may be settled in cash, Shares or a combination of both as set forth in the participant’s award agreement. The exercise price per share under any SAR may not be less than 100% of the fair market value per share on the date of grant, and no SAR may be re-priced, including the cancellation of an existing SAR and substituting a new SAR with a lower exercise price, without the approval of the Company’s shareholders. SARs will become vested and exercisable in accordance with the terms set forth in the participant’s award agreement, provided that in no event may a SAR be exercisable later than the seventh anniversary of its date of grant.

Restricted Shares and Restricted Share Units

The Incentive Plan authorizes the grant of restricted shares and restricted share units that are tied to the expiration of a specified period of time, the achievement of performance goals, and/or the occurrence of one or more other events. Restricted share units are similar to restricted shares except that no Shares are actually awarded to the participant at the time of award. Accordingly, the holder of restricted share units does not have dividend, voting or other ownership rights during the period that such restricted share units are outstanding although a restricted share unit award may include dividend equivalent rights payable on a current, deferred or contingent basis. Restricted share units may be paid in cash, Shares or a combination of both at the time of vesting as set forth in the participant’s award agreement.

Performance Awards

The Incentive Plan authorizes the grant of performance shares and units. Performance awards represent a conditional right to receive cash, Shares, or a combination of cash and Shares, upon the achievement of specified performance goals during one or more performance periods. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual participant or Company subsidiary, division, department or function within the Company in which the participant is employed. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index.

Short-Term Incentives

Short-term incentives may be paid in cash or Shares. Short-term incentive compensation generally will only be paid upon satisfaction of pre-established performance objectives, provided that adjustments and exceptions may be made under special circumstances.

Other Awards

The Human Resources Committee has the discretion to grant any other type of award that is based on or related to Shares or factors that may influence the value of such Shares, or to grant Shares as a bonus or payment in lieu of other obligations of the Company to a participant.

Compliance with Section 162(m) of the United States Internal Revenue Code

Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these covered employees will be deductible for any tax year only to the extent that such compensation does not exceed $1 million. The Company may preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by Section 162(m) of the Code, including the establishment of specified performance goals which must be achieved prior to payment.

The performance measures upon which awards intended to comply with Section 162(m) of the Code may include the following: return on equity, regional income, diluted earnings per share, net earnings, total earnings, earnings growth, return on capital, working capital turnover, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total shareholder return), operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, productivity and satisfaction of health, safety and environment compliance targets.

Taxation

The following discussion is intended to provide an overview of the U.S. federal income tax laws that are generally applicable to awards granted under the Incentive Plan as of the date of this Circular. Persons or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

Stock Options:  The granting of a nonqualified option to an individual is not ordinarily a taxable event. Upon exercise of the option, the optionee will recognize ordinary taxable income equal to the excess of the then fair market value of the Shares over the exercise price paid for such Shares. The Company will be entitled to a tax deduction equal to the ordinary income recognized by the optionee. Upon disposition of the acquired Shares, the difference between the sale price and the optionee’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more than one year at the time of disposition.

In the case of an ISO, neither the granting of the option nor its exercise is ordinarily a taxable event to the optionee. Instead, the optionee recognizes taxable income upon the disposition of the acquired Shares. The tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she disposes of the Shares. If an optionee exercises an

ISO and does not dispose of the Shares received within two years after the date such option was granted or within one year after the transfer of the Shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain. If the optionee disposes of the ISO Shares either within two years after the date the option is granted or within one year after the exercise of the option and transfer of Shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the Shares on the date of exercise minus the exercise price, or (ii) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as capital gain. Except in the case of disqualifying dispositions, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an ISO.

SARs:  The recipient of a SAR will not recognize any taxable income at the time the SAR is granted. Instead, the appreciation inherent in the SAR will be taxable as ordinary income at the time the SAR is exercised. If the participant receives the SAR appreciation in Shares rather than cash, the participant will recognize ordinary income equal to the excess of the fair market value of the Shares on the day it is received over any amounts paid by the participant for the Shares. There will be no federal income tax deduction allowed to the Company upon the grant or expiration of a SAR. However, upon the exercise of the SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise.

Share Awards:  The recipient of a share award will recognize ordinary income at the time the property is received equal to the excess, if any, of the fair market value of the Shares received over the amount paid by the participant in exchange for the Shares. If, however, the Shares are subject to a substantial risk of forfeiture at the time of grant (e.g., if the participant is required to work for a period of time before the Shares becomes freely transferable), the participant generally will not recognize income until the restrictions on such Shares lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. Upon the disposition of any Shares received as a share award under the Incentive Plan, the difference between the sale price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more than one year at the time of their disposition.

The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Awards Settled in Cash:  The recipient of any award settled in cash will recognize ordinary income at the time the payment is received. The Company will be entitled to a corresponding deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.

Change in Control

Unless otherwise specified by the Human Resources Committee, a pro rata portion of a participant’s performance-based awards and short-term incentive (both at 100% target level) will be payable to such participant within ten days following a change in control of the Company. In addition, a participant’s outstanding options and SARs will become immediately vested and exercisable and all outstanding restricted shares and restricted share units will become fully vested and non-forfeitable.

Restrictions on Transferability of Awards

No award granted under the Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, except as otherwise permitted under the Incentive Plan and the terms of the award agreement.

New Plan Benefits

The awards that will be granted to eligible participants under the Incentive Plan will be at the discretion of the Human Resources Committee and, therefore, are not determinable at this time.

Amendment and Termination of the Incentive Plan

Subject to shareholder approval as required by applicable laws, regulations and rules to which the Company is subject, the Company’s board of directors may amend or terminate the Incentive Plan at any time and for any reason, provided that no amendment may, subject to certain exceptions set forth in the Incentive Plan, increase the number of Shares available for award or adversely affect any outstanding awards.

Board of Directors’ Recommendation

The board of directors recommends that the Incentive Plan be approved by the shareholders of the Company. Unless contrary instructions are indicated on the proxy card, the persons designated in the accompanying proxy card intend to vote FOR approval of the Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2005 regarding the Shares issuable upon the exercise of options under the Conversion Plan, as well as the number of Shares remaining available for issuance under the Conversion Plan. If the Incentive Plan is approved by our shareholders at the Meeting, then no new options will be granted under the Conversion Plan on or after the proposed effective date of the Incentive Plan. The table also shows the number of deferred share units granted pursuant to the Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of	Weighted-	Future Issuance Under
	Securities to be	Average	Equity Compensation
	Issued Upon	Exercise Price of	Plans (Excluding
	Exercise of	Outstanding	Securities Reflected in
Plan Category	Options/DDSUs	Options	First Column)

Equity compensation plans approved by security holders(1)
Novelis Conversion Plan of 2005(2)	2,704,790	$21.60	2,291,937	(4)
Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors(3)	57,051	N/A	N/A
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Such plans were approved by Alcan, as our sole shareholder, prior to the spin-off date.

(2)	On January 5, 2005, our board of directors adopted the Conversion Plan to allow for all Alcan stock options held by employees of Alcan who became employees of Novelis following our spin-off from Alcan to be replaced with options to purchase our Shares and for new options to be granted. There were no new options granted in 2005 under the Conversion Plan. In the case of a change in control of the Company, vesting of stock options will accelerate.

(3)	On January 5, 2005, our board of directors adopted the Deferred Share Unit Plan for Non-Executive Directors. Fifty percent of our non-executive directors’ compensation is required to be paid in the form of director’s deferred share units (“DDSUs”), and 50% in the form of either cash, additional DDSUs or a combination of the two at the election of each non-executive director. DDSUs are the economic equivalent of Shares. The DDSUs are redeemable only upon termination of the directorship and may be redeemed in cash, Shares or a combination of both, at the election of the non-executive director. The amount to be paid by us upon redemption will be calculated by multiplying the accumulated balance of DDSUs by the average per share closing price of our Shares on the Toronto and New York Stock Exchanges on the last five trading days prior to the redemption date. As of December 31, 2005, approximately 41,862 DDSUs had been granted with an additional 15,189 units granted on January 1, 2006, all for services rendered in 2005.

(4)	Under the Conversion Plan, we may issue new options in aggregate not exceeding 3% of the Shares outstanding immediately after our spin-off from Alcan on January 6, 2005, provided that the total number of new options and conversion options (options granted to replace options in the share capital of Alcan held by our employees at the time of the spin-off) do not exceed 10% of the Shares outstanding immediately after the spin-off.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

We are committed to the highest levels of corporate governance practices, which we believe are essential to our success and to the enhancement of shareholder value. Our Shares are listed on the Toronto Stock Exchange and New York Stock Exchange and we make required filings with the Canadian and U.S. securities regulators. We make these filings available on our website at www.novelis.com as soon as reasonably practicable after they are electronically filed. We are subject to a variety of corporate governance and disclosure requirements. Our corporate governance practices meet the Toronto Stock Exchange Corporate Governance Guidelines (the “TSX Guidelines”), the New York Stock Exchange rules and other applicable regulatory requirements to ensure transparency and effective governance of the Company. Schedule B attached to this Circular describes our current corporate governance practices under the TSX Guidelines.

Our board of directors regularly reviews corporate governance practices in light of developing requirements in this field. As new provisions come into effect, our board of directors will reassess our corporate governance practices and implement changes as and when appropriate. The following is an overview of our corporate governance practices.

Novelis Board of Directors

Our board of directors has the responsibility for stewardship of Novelis, including the responsibility to ensure that we are managed in the interest of our shareholders as a whole, while taking into account the interests of other stakeholders. Our board of directors supervises the management of our business and affairs and discharges its duties and obligations in accordance with the provisions of: (1) the Canada Business Corporations Act (“CBCA”); (2) our articles of incorporation and bylaws; (3) the charters of our board of directors and its committees; and (4) other applicable legislation and Company policies.

Our corporate governance practices require that, in addition to its statutory duties, the following matters be subject to our board of directors’ approval: (1) capital expenditure budgets and significant investments and divestments; (2) our strategic and value-maximizing plans; (3) the number of directors within the limits provided in our articles of incorporation; and (4) any matter which may have the potential for substantial impact on our business. Our board of directors reviews the composition and size of our board of directors once a year. All new directors will receive a board of directors manual containing a record of historical public information about Novelis, as well as the charters of our board of directors and its committees, and other relevant corporate and business information. Senior management makes regular presentations to our board of directors on the main areas of our business. Directors are invited to tour our various facilities.

Corporate Governance Guidelines

Our board of directors has adopted a charter that establishes various corporate governance guidelines relating to, among other things, the composition and organization of the board of directors, the duties and responsibilities of the board of directors and the resources and authority of the board of directors (the “Board of Directors Charter”). Under the Board of Directors Charter, which is available on our website at www.novelis.com and is available in print from our Corporate Secretary upon request, every meeting of the board of directors is to be followed by an executive session at which no executive directors or other members of management are present. These executive sessions are designed to ensure free and open discussion and communication among the non-management directors. The chairman of the board of directors leads these meetings. Mr. Monahan currently serves as chairman. Shareholders and other interested parties may communicate with the board of directors, a committee or an individual director by writing to Novelis Inc., 3399 Peachtree Rd. NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary — Board

Communication. All such communications will be compiled by the Corporate Secretary and submitted to the appropriate director or board committee. The Corporate Secretary will reply or take other actions in accordance with instructions from the applicable board contact.

Independence of Our Board of Directors

To assist in determining the independence of its members, our board of directors has established Guidelines on the Independence of the Directors of Novelis Inc. (“Guidelines on Independence”). The definition of an Independent Director under the Guidelines on Independence, which is available on our website at www.novelis.com and is available in print from our Corporate Secretary upon request, encompasses both the definition of an “unrelated” director within the meaning of the TSX Guidelines and of an “independent” director within the meaning of the rules of the New York Stock Exchange. Such a director: (1) must not have any relationship with us or any of our employees which is likely to be perceived to interfere with the exercise of his or her judgment in a manner that is independent from management; and (2) must not have an interest or relationship which could reasonably be perceived to materially interfere with his or her ability to act in the best interests of Novelis (an Independent Director). Under the Guidelines on Independence, the following relationships generally will be considered not to be material relationships that would impair a director’s independence: (1) if a director is an officer, partner or significant shareholder in an entity that does business with us and the annual sales or purchases, for goods or services, to or from us are less than two percent of the consolidated gross annual revenues of that entity; (2) if a director is a limited partner, a non-managing member or occupies a similar position in an entity that does business with us, or has a shareholding in such entity which is not significant, and who, in each case, has no active role in sales to or in providing services to us and derives no direct material personal benefit from the same; and (3) if a director serves as an officer, director or trustee of a charitable organization and our charitable contributions to the organization are less than two percent of that organization’s total consolidated gross annual revenues. For purposes of the Guidelines on Independence, a “significant shareholding” means direct or indirect beneficial ownership of five percent or more of the outstanding equity or voting rights of the relevant entity. Our board of directors has determined that all members of the board of directors, with the exception of our Chairman and Interim Chief Executive Officer, William T. Monahan, are Independent Directors.

The Guidelines on Independence establish standards for members of our Audit, Human Resources and Nominating and Corporate Governance Committees. These standards comply with the audit committee member independence qualifications under the U.S. Sarbanes-Oxley Act of 2002 (“SOX”). To satisfy the SOX audit committee qualifications, a director must not, directly or indirectly, accept any consulting, advisory or other compensatory fee from us (except in his or her capacity as director) and may not be an affiliated person of Novelis or any subsidiary other than in his or her capacity as a member of our board of directors or any committee of our board of directors.

Committees of Our Board of Directors

Our board of directors has established four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Human Resources Committee and the Customer Relations Committee. Each committee is governed by its own charter which is available on our website at www.novelis.com and is available in print from our Corporate Secretary upon request. All four standing committees are required to be composed entirely of Independent Directors.

According to their authority as set out in their charters, our board and each of its committees may engage outside advisors at the expense of Novelis.

Audit Committee and Financial Experts

Our board of directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the requirements of the CBCA and the New York Stock Exchange and Toronto Stock Exchange rules. Our board of directors has determined that Edward A. Blechschmidt, David J. FitzPatrick, Suzanne Labarge and Kevin M. Twomey are Audit Committee financial experts as defined by the rules of the SEC and that each member of our Audit Committee is an Independent Director within the meaning of the applicable New York Stock Exchange and Toronto Stock Exchange listing standards. Our Audit Committee Charter is attached as Schedule E to this Circular, is available on our website at www.novelis.com and is available in print upon request from our Corporate Secretary.

Our Audit Committee’s main objective is to assist our board of directors in fulfilling its oversight responsibilities for the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of both our internal audit function and our independent registered public accounting firm. Under the Audit Committee charter, the Audit Committee is responsible for, among other matters:

•	evaluating and compensating our independent registered public accounting firm;

•	making recommendations to the board and shareholders relating to the appointment, retention and termination of our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and

•	reviewing and monitoring our accounting principles, accounting policies and disclosure, internal control over financial reporting and disclosure controls and procedures.

Our Audit Committee will also assist us in ensuring that our process for monitoring compliance with, and dealing with violations of, our Code of Conduct, which is described below, is established and updated. In particular, our Audit Committee has established procedures in relation to complaints or concerns that we may receive involving accounting, internal accounting controls or audit matters, including the anonymous handling thereof. Such procedures are available at www.novelis.com under our Code of Conduct.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the broad responsibility of regularly reviewing our corporate governance practices in general. Our Nominating and Corporate Governance Committee is composed entirely of Independent Directors.

In addition to its responsibilities for the design, implementation, review, and evaluation of our corporate governance policies and practices, our Nominating and Corporate Governance Committee oversees the composition and size of our board of directors. The committee reviews candidates for nomination as directors and recommends candidates for election to our board of directors. The committee also considers nominees submitted by shareholders to our Corporate Secretary. You may submit director nominations in writing to Novelis Inc., 3399 Peachtree Road, NE Suite 1500, Atlanta, Georgia, 30326, Attention: Corporate Secretary.

In identifying and evaluating candidates for nomination to our board of directors, our Nominating and Corporate Governance Committee considers several factors, including judgment, independence, skill, diversity, experience with businesses and other organizations of comparable size, and the requirement that, as a federal Canadian corporation, at least 25% of our directors must be resident Canadians. The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the board of directors to ensure it maintains the proper balance of knowledge, experience and diversity to effectively manage our business for the long-term interests of our shareholders. Our Nominating and Corporate Governance Committee is allowed to employ search firms for identifying and evaluating director nominees.

Our Nominating and Corporate Governance Committee assesses and ensures on an annual basis the effectiveness of our board of directors as a whole, of each committee of our board of directors and the contribution of individual directors. Each director will complete a survey of board effectiveness on an annual basis which we anticipate will cover the subjects under the categories of board composition, responsibility, meetings and committees. As part of this survey, each of our directors will be asked to complete a self-evaluation and an evaluation of the board of directors as a whole and its committees. Our Nominating and Corporate Governance Committee also assesses our board’s relationship with management.

Human Resources Committee

Our Human Resources Committee has the broad responsibility to review human resources policy and employee relations matters and makes recommendations with respect to such matters to our board of directors or our chief executive officer, as appropriate. Our Human Resources Committee is composed entirely of Independent Directors. Its specific roles and responsibilities are set out in its charter. Our Human Resources Committee will periodically review the effectiveness of our overall management organization structure and succession planning for senior management, review recommendations for the appointment of executive officers, and consider and make recommendations to our board of directors based on trends and developments in the area of human resource management.

Our Human Resources Committee will establish our general compensation philosophy and oversee the development and implementation of compensation policies and programs. It also will review and approve the level of and/or changes in the compensation of individual executive officers, except that in the case of the chief executive officer and chief operating officer, it will make recommendations regarding compensation and objectives to the board of directors, in each case taking into consideration individual performance and competitive compensation practices.

Our Human Resources Committee has the responsibility of reviewing our policies, management practices and performance in environment, health and safety matters and making recommendations to our board of directors on such matters in light of current and changing requirements. Our Human Resources Committee will also review, assess and provide advice to our board of directors on policy, legal, regulatory and consumer trends and developments related to the environment, as they impact us, our employees, businesses, processes and products.

Customer Relations Committee

In an advisory capacity, our Customer Relations Committee reviews information furnished by management, provides advice and counsel, and serves as a conduit for communications with our board of directors for the purposes of deepening our board’s understanding of: (1) key end-use markets served by us; (2) our existing and prospective customers in such markets; (3) the nature of our relationships with such customers (and efforts to further develop such relationships); (4) the needs of, and trends facing, our customers and key end-use markets; (5) the fact base regarding flat rolled products markets and competitive environments that, in the foreseeable future, may be served by us; and (6) our efforts to identify and implement best practices in the areas of marketing and sales.

Code of Ethics and Code of Conduct

Novelis has adopted a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to our senior financial officers including our chief executive officer, chief financial officer and controller. We have also adopted a Code of Conduct that governs all our employees as well as our directors. As an annex to the Code of Conduct and supplemental thereto, we have adopted additional standards specifically tailored to our business operations around the globe. Copies of the Code of Ethics and Code of Conduct are available on our website at www.novelis.com. We will promptly disclose any future amendments to these codes on our website as well as any waivers from these codes for executive officers and directors. Copies of these codes are also available in print upon request by our shareholders from our Corporate Secretary.

We have also established “whistleblower” procedures so that an employee can anonymously report concerns that he or she may have regarding compliance with corporate policies, the Code of Conduct, the Code of Ethics, applicable laws or auditing, internal accounting controls and accounting matters. These procedures are part of the Code of Conduct.

REPORT OF THE AUDIT COMMITTEE

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference by any general statement incorporating by reference this Circular into any other filing under Canadian securities laws, under the United States Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference.

In accordance with its charter attached as Schedule E of this Circular, our Audit Committee has oversight responsibility for Novelis’ financial reporting process and internal control functions. Management has the primary responsibility for the financial reporting process and the system of internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, has the responsibility to express an opinion on the consolidated and combined financial statements based on their audit in accordance with generally accepted auditing standards.

At each regular meeting, the Audit Committee meets separately with senior management, our Chief Internal Auditor and our independent registered public accounting firm to discuss any matters that the Audit Committee or any of these parties believe should be discussed privately.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the consolidated and combined financial statements of the Company for the year ended December 31, 2005. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the consolidated and combined financial statements be included in the Company’s Annual Report on Form 10-K for year ended December 31, 2005 for filing with the SEC.

Approval of this Report

The Audit Committee, whose members are set forth below, has approved the issue of this report and its inclusion in this Circular.

•	Suzanne Labarge, Chair

•	Edward A. Blechschmidt

•	David J. FitzPatrick

•	Kevin M. Twomey

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference by any general statement incorporating by reference this Circular into any other filing under Canadian securities laws, under the United States Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference.

General

Our Human Resources Committee is responsible for administering the compensation program for our executive officers. Our executive compensation program is based upon a pay-for-performance philosophy. Under our program, an executive’s compensation is based on three components, namely, base salary, short-term (annual) incentives and long-term incentives. Our Human Resources Committee is assisted by independent consultants.

The total direct compensation policy is aligned with prevalent U.S. competitive median compensation practices. U.S. compensation data is obtained from two primary sources: (1) comparison to executive compensation within a peer group of companies; and (2) published survey information that includes large multinational companies representative of the general market.

Both the short-term and long-term incentive plans are aligned with the Company’s governing objective to maximize shareholder value over time. The details of Novelis’s compensation programs are outlined below.

Compensation of the Executive Officers

Total direct compensation levels reflect both the responsibility of each position (internal equity) and competitive market levels (external competitiveness). The total direct compensation policy is targeted at the median of the competitive market level as indicated by peer group comparison and by survey information.

Base Salary

The target base salary is the median of a salary range for an executive officer and reflects the competitive level of similar positions in a compensation peer group and as reported in the survey information. Actual base salaries for executive officers reflect the individual’s performance and contribution to the Company. Base salaries of executive officers are therefore reviewed annually and any proposed changes are approved by our Human Resources Committee before implementation. The board of directors must approve base salaries for the most senior of the executive officers including those listed in the Summary Compensation Table. We have established a compensation peer group, and we utilize published survey information from established human resources consulting firms.

Short-Term (Annual) Incentives

We provide annual incentive benefits, which are administered by our Human Resources Committee. Short-term incentive awards are determined by three components, each based on a different aspect of our performance. For each position, a target award is set (expressed as “percent of base salary midpoint”) reflecting both the responsibilities of the position and the competitive compensation levels. For 2005, the short-term incentive awards were determined by performance measured against the following three components:

1. 50% of the incentive opportunity of an executive is based on our overall cash flow generation as measured against working capital turns improvement;

2. 40% of the incentive opportunity is based on our profitability as measured against economic value added targets; and

3. 10% of the incentive opportunity is based on the achievement of environment, health and safety objectives as measured against pre-established continuous improvement targets.

The overall award paid is the sum of the weighted results of each component, modified for individual performance and contribution to the Company. Currently, short-term incentive awards are paid in cash. For 2006, the three measurement criteria described above remain unchanged except that 40% of the incentive opportunity is measured against regional income targets instead of economic value added targets. If the 2006 Incentive Plan is approved by our shareholders at the 2006 annual meeting of shareholders, short-term incentive awards may be paid in cash, Shares or a combination of both. The award paid may range from zero when the results achieved are less than the minimum target thresholds set by our Human Resources Committee, up to 200% of the target award when the results achieved are at or exceed the maximum target level which was set by our Human Resources Committee. For 2005, executive officers earned short-term incentive awards that were generally above the target amounts reflecting performance on the three performance components that was above the pre-established targets.

Long-Term Incentives

The purpose of our long-term incentives is to attract and retain employees and to encourage them to contribute to our growth and long-term success. Long-term incentives are tied to the successful share price performance of the Company thereby aligning the interests of our executives with those of our shareholders.

Stock Options

On January 5, 2005, our board of directors adopted the Novelis Conversion Plan of 2005 (the “Conversion Plan”) to allow for all Alcan stock options held by employees of Alcan who became our employees following our spin-off from Alcan to be replaced with options to purchase our Shares. While new options may be granted under the Conversion Plan, there were no new options granted in 2005 under the plan. As of December 31, 2005 our employees held stock options covering 2,704,790 of our Shares at a weighted average exercise price per share of $21.60. No future awards will be granted under the Conversion Plan if the 2006 Incentive Plan is approved by our shareholders at the 2006 annual meeting of shareholders. All converted options that were vested on the spin-off date continued to be vested. Unvested options vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. In the case of a change in control of Novelis, all options will become immediately exercisable.

Stock Price Appreciation Units

Our board of directors approved the Stock Price Appreciation Unit Plan, effective as of January 5, 2005. Prior to the spin-off date, a small number of Alcan employees held Alcan stock price appreciation units (“SPAUs”) entitling them to receive cash in an amount equal to the excess of the market value of an Alcan common share on the SPAU exercise date over the market value of an Alcan common share on the SPAU grant date. As of the spin-off date, we replaced all of the Alcan SPAUs held by employees of Alcan who became our employees, including our executive officers, with Novelis SPAUs. There were no new SPAUs granted in 2005 under the plan. No future awards will be granted under the Stock Price Appreciation Unit Plan if the 2006 Incentive Plan is approved by our shareholders at the 2006 annual meeting of shareholders. As of December 31, 2005, our employees held 418,777 SPAUs at a weighted average price of $22.04. All converted SPAUs that were vested on the spin-off date continued to be vested. Unvested SPAUs vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. In the case of a change in control of Novelis, all SPAUs will become immediately exercisable.

Novelis Founders Performance Awards

On March 24, 2005, our board of directors adopted the Novelis Founders Performance Award Plan (the “Founders Plan”) to allow for an additional compensation opportunity tied to Novelis share price improvement targets for certain of our executives approved by the Human Resources Committee, including those listed in the Summary Compensation Table. Participants earn performance share units (“PSUs”) if Novelis share price improvement targets are achieved within prescribed time periods. The Founders Plan identifies three relevant performance periods. The first performance period runs from March 24, 2005 to March 23, 2008, the second performance period runs from March 24, 2006 to March  23, 2008 and the third performance period runs from March 24, 2007 to March 23, 2008. The share price improvement targets for these three tranches are $23.57, $25.31 and $27.28, respectively. Participants are eligible to receive an aggregate of 399,050 PSUs under the Founders Plan, but only if the share price improvement targets are achieved. An equal amount of PSUs may be earned during each performance period if the applicable share price improvement target is achieved during such period. As described below in footnote 1 under the caption “Long-Term Incentive Plan Table — Founders Plan,” in March 2006 Mr. Sturgell and our board of directors agreed to alter the allocation of Mr. Sturgell’s PSUs for each of the three tranches.

If earned, a particular tranche will be paid in cash on a particular “payment date,” which is defined as the later of six months from the date the specific share price improvement target is achieved or twelve months after the start of the applicable performance period. The value of a PSU equals the average of the daily closing price of our common stock as reported on the New York Stock Exchange for the last five trading days prior to the payment date. For example, the share price improvement target for the performance period running from March 24, 2005 to March 23, 2008 has already been achieved and 180,350 PSUs were earned on June 20, 2005. Subsequent to June 30, 2005, 48,500 PSUs were forfeited, leaving 131,850 PSUs still active. The value of each of these PSU’s was calculated in the manner described above using a valuation date of March 24, 2006 (which is the date that is twelve months after the start of the applicable performance period). In April 2006, these PSUs were settled in cash in the amount of $2,655,459.

On March 14, 2006, the board of directors amended the Founders Plan in order to clarify when PSUs will be earned under the second and third tranches of the Founders Plan for periods beginning in 2006 and 2007, respectively. The amended Founders Plan now provides that the second and third tranches of PSUs will be earned if, during the period of each tranche, the share price reaches (or exceeds) the target price and is maintained or exceeded for 15 consecutive trading days during an open trading period for directors and executive officers. An open trading period is any period, other than a trading blackout period, in which directors and executives are free to purchase or sell Shares. Previously, the Founders Plan did not specify that the 15-day vesting period must occur during an open trading period.

Incentive Plan

The Incentive Plan was approved by our board of directors, subject to the approval of the shareholders of the Company. The Incentive Plan will replace, on a prospective basis, the Conversion Plan and the SPAU Plan and no future awards will be granted under such plans if the Incentive Plan is approved by the Company’s shareholders. Short-term (annual) incentive compensation will also be paid pursuant to the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Schedule F to this Circular.

The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by motivating, attracting and retaining key employees and non-employee directors of the Company and its subsidiaries through the issuance of equity-based awards and short-term incentive compensation.

The Incentive Plan authorizes the award of stock options, SARs, restricted shares, restricted share units, performance shares and other stock-based incentives. The Incentive Plan also authorizes payment of short-term incentives, payable in cash or Shares, following satisfaction of pre-established performance objectives.

The Incentive Plan will be administered by the Human Resources Committee, except that the full board of directors will be responsible for the administration of awards to the Company’s non-employee directors.

Compensation of the Chief Executive Officer

The CEO’s annual compensation is administered by the board of directors, based on recommendations from the Human Resources Committee according to the policies described above. Mr. Sturgell became CEO on January 6, 2005 and entered into an employment agreement with the Company. The board of directors set Mr. Sturgell’s compensation on a competitive level with other U.S. chief executive officers of global companies of similar size, and also provided Mr. Sturgell with a comparable level of compensation to that received from his previous employer.

On August 29, 2006, the Board of Directors terminated Mr. Sturgell as CEO and appointed Chairman William T. Monahan to also serve as Interim CEO until a successor for Mr. Sturgell is identified. At this time, Mr. Sturgell and the Company are still negotiating the terms of his separation agreement that are not otherwise addressed by the provisions of his existing agreements with the Company. Once the agreement is finalized and executed, the details of the separation agreement will be filed with the SEC via Item 1.01 of Form 8-K.

Decisions pertaining to the CEO’s compensation are based on our board’s evaluation of the CEO’s performance against pre-determined financial and strategic objectives. These objectives are set and approved annually at the beginning of the year. Mr. Sturgell’s goals and objectives for 2005 included performance against pre-established targets for cash flow, economic value added, environment, health and safety. Goals and objectives also included increasing financial awareness of the investment community, succession planning and customer relations. The Human Resources Committee recommended to the board of directors that the CEO’s total direct compensation (base salary, target short-term incentives and target long-term incentives) be set at the median of the U.S. market. The overall performance against the goals and objectives is reflected in establishing the actual compensation of the CEO.

In 2005, Mr. Sturgell’s base salary (representing approximately 17% of his target total direct compensation) was $985,000. It was not increased for 2006. Mr. Sturgell also received short-term incentive award for 2005 equal to $820,147. This amount is approximately 50% less than the amount he would have received ($1,681,130) based on the original short-term incentive targets established by the Company and the Company’s 2005 financial performance. The board of directors reduced Mr. Sturgell’s 2005 short-term incentive pay because of the delay in the Company’s financial reporting and overall share price performance.

Mr. Sturgell received no options in 2005. Mr. Sturgell received a grant in the aggregate of 140,550 PSUs on March 24, 2005, subject to the achievement of share price improvement targets, under the Founders Plan. On March 14, 2006, Mr. Sturgell agreed with the board of directors that, in light of our 2005 and 2006 financial reporting delay and restatement, Mr. Sturgell would forfeit 46,850 PSUs attributable to the first tranche of the award. The board of directors also approved an increase in the size of the award opportunity for Mr. Sturgell for the second and third tranches under the Founders Plan in an amount equal to 23,425 PSUs for each tranche, increasing the total award size to 70,275 PSUs for each PSU tranche. The PSUs for the second and third tranches would not have vested and become payable unless the share price improvement targets specified in the Plan ($25.31 and $27.28 respectively) were achieved. As a result of Mr. Sturgell’s termination as CEO on August 29, 2006, all of his PSUs attributable to the second and third tranches were forfeited.

Mr. Sturgell’s employment agreement provides for competitive retirement benefits. In addition, Mr. Sturgell and the Company entered into a change in control agreement dated December 5, 2005, which provides for payment and other benefits upon the termination of employment for any reason other than cause, as defined in the agreement. Pursuant to the change in control agreement, Mr. Sturgell will be entitled to an amount equal to 36 months of his base salary and target short-term incentive award (payable in 36 equal monthly instalments), plus the amount payable under provisions of the TSR Plan. Mr. Sturgell will also be entitled to continuation of certain employee benefits and additional service credits of three years under the Company’s pension plans.

Section 162(m) Limitation

The Human Resources Committee believes that the compensation program serves its intended objectives. Section 162(m) of the United States Internal Revenue Code of 1986, as amended, provides a number of exceptions to the $1 million deduction limitation on compensation paid to executives, and it is the intent of the Human Resources Committee to qualify for these exceptions to the extent feasible and in the best interests of the Company, including the exceptions with respect to performance-based compensation.

While it is the Human Resources Committee’s intention to maximize the deductibility of compensation payable to the Company’s Named Executive Officers, deductibility will be only one among a number of factors used by the Human Resources Committee in ascertaining appropriate levels or methods of compensation. The Company intends to maintain the flexibility to compensate Named Executive Officers based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

Approval of this Report on Executive Compensation

The Human Resources Committee, whose members are set forth below, has approved the issue of this report and its inclusion in this Circular.

•	Clarence J. Chandran, Chair

•	Jacques Bougie, O.C.

•	Charles G. Cavell

•	C. Roberto Cordaro

•	Helmut Eschwey

•	Edward V. Yang

Human Resources Committee Interlocks and Insider Participation

In fiscal 2005, only Independent Directors served on our Human Resources Committee. Clarence J. Chandran was the chair of our Human Resources Committee. The other committee members during all or part of the year were Charles G. Cavell, C. Roberto Cordaro, Helmut Eschwey, Suzanne Labarge, William T. Monahan and J.E. Newall. No member of our Human Resources Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of Novelis served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal 2005.

PERFORMANCE GRAPH

The shares price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference by any general statement incorporating by reference this Circular into any other filing under Canadian securities laws, under the United States Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference.

The following graph and tables provide the cumulative total shareholder return on $100 invested in Shares from January 6, 2005 through December 31, 2005 as compared to the cumulative total return of the Standard & Poor’s/Toronto Stock Exchange Composite Index and the Standard & Poor’s Industrial Composite Index over the same period of time, assuming reinvestment of all dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of Can. $100
on January 6, 2005 with dividends reinvested

Comparison of Cumulative Total Return

Canadian Dollar Data:  amounts in the following table are expressed in Canadian dollars and reflect the data in the above graph.

	January 6,		December 31,
	2005		2005
Novelis Inc.	C$	100.00	C$	82.72
S&P/TSX Composite Index	C$	100.00	C$	126.49
S&P Industrial Composite Index	C$	100.00	C$	99.95

U.S. Dollar Data:  for purposes of comparison, amounts in the following table show cumulative total shareholder returns in U.S. dollars with differences from the Canadian dollar data attributable to the relative differences in the values of the two currencies over the period presented.

	January 6,	December 31,
	2005	2005
Novelis Inc.	$100.00	$86.79
S&P/TSX Composite Index	$100.00	$134.55
S&P Industrial Composite Index	$100.00	$106.31

Shareholder returns over the period shown in the graph and tables should not be considered indicative of future shareholder returns.

NOVELIS SHARE OWNERSHIP

Share Ownership of Certain Beneficial Owners

Based on filings with the SEC, the following shareholders are known by us to own more than 5% of our Shares as of September 8, 2006:

	Shares Beneficially
Name and Address of Beneficial Owner	Owned	Percentage of Class*

FMR Corp.(i)	11,405,602	15.4%
82 Devonshire Street Boston, MA 02109
McLean Budden Ltd.(ii)	7,270,318	9.8%
145 King Street West Suite 2525 Toronto, ON M5H 1J8
Kensico Capital Management Corporation(iii)	4,633,700	6.27%
55 Railroad Avenue, 2nd Floor Greenwich, Connecticut 06830

*	As of September 8, 2006, we had 74,005,649 Shares outstanding.

(i)	The following information is based on the Schedule 13G, filed on February 14, 2006 with the SEC by FMR Corp. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 10,830,102 Shares as a result of acting as investment adviser to various investment companies. The ownership of one investment company, FA Mid Cap Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to 6,553,560 Shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 10,830,102 Shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the Shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the Shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 129,800 Shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 129,800 Shares and sole power to vote or to direct the voting of 129,800 Shares owned by the institutional account(s). Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the United States Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International (“FIL”), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 445,700 Shares and has the sole power to vote and dispose of such Shares. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. The Schedule 13G states that FMR Corp. is making the filing on a voluntary basis as if all the Shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(ii)	The following information is based on the Form 13F filed on August 11, 2006 with the SEC by McLean Budden Ltd. (“McLean Budden”). The Form 13F indicates that McLean Budden is the beneficial owner of 7,270,318 Shares. McLean Budden has sole voting power and sole dispositive power over 7,270,318 Shares.

(iii)	The following information is based on the Form 13D filed on September 8, 2006 with the SEC by Kensico Capital Management Corporation (“Kensico”). The Form 13D indicates that Kensico is the beneficial owner of 4,633,700 Shares. Kensico has sole voting power and sole dispositive power over 4,633,700 Shares.

Share Ownership of Directors and Executive Officers

The following table sets forth, as of August 10, 2006, beneficial ownership of Shares by each director and each executive officer named in the Summary Compensation Table on page 31, and all directors, nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of August 10, 2006, into our Shares are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The address for the following individuals is: c/o Novelis Inc., 3399 Peachtree Road NE; Suite 1500; Atlanta, GA 30326.

	Shares Beneficially	Percentage
Name of Beneficial Owner	Owned	of Class**

Brian W. Sturgell, Former Director and Chief Executive Officer(i)	222,621	*
William T. Monahan, Chairman of the Board and Interim Chief Executive Officer (ii)	8,622	*
Edward Blechschmidt, Director(iii)	136	*
Jacques Bougie, O.C., Director(iv)	10,459	*
Charles G. Cavell, Director(v)	5,404	*
Clarence J. Chandran, Director(vi)	11,259	*
C. Roberto Cordaro, Director(vii)	5,230	*
Helmut Eschwey, Director(viii)	5,230	*
David J. FitzPatrick, Director(ix)	9,798	*
Suzanne Labarge, Director(x)	9,101	*
Rudolf Rupprecht, Director(xi)	5,404	*
Kevin M. Twomey, Director(xii)	361	*
Edward V. Yang, Director(xiii)	5,404	*
Martha Finn Brooks, Chief Operating Officer(xiv)	189,489	*
Chris Bark-Jones, Former Senior Vice President and President — Europe(xv)	1,177	*
Kevin Greenawalt, Senior Vice President and President — North America(xvi)	12,166	*
Pierre Arseneault, Former Vice President, Strategic Planning and Information Technology(xvii)	22,256	*
Directors and executive officers as a group (28 persons)(xviii)	566,000	*

*	Indicates less than 1% of the Shares.

**	As of August 10, 2006, we had 74,005,649 Shares outstanding.

(i)	Includes 14,957 Shares held in the Savings and Retirement Plan and options to purchase approximately 188,367 Shares that are exercisable within 60 days. Mr. Sturgell was terminated as Chief Executive

Offer on August 29, 2006. William T. Monahan, Chairman of Novelis’s Board of Directors, is currently serving as Interim Chief Executive Officer until Mr. Sturgell’s successor has been selected and is in place.

(ii)	Includes 5,622 DDSUs. See “Directors’ Compensation.”

(iii)	Includes 136 DDSUs. See “Directors’ Compensation.”

(iv)	Includes 10,459 DDSUs. See “Directors’ Compensation.”

(v)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(vi)	Includes 10,459 DDSUs. See “Directors’ Compensation.”

(vii)	Includes 5,230 DDSUs. See “Directors’ Compensation.”

(viii)	Includes 5,230 DDSUs. See “Directors’ Compensation.”

(ix)	Includes 4,798 DDSUs. See “Directors’ Compensation.”

(x)	Includes 6,101 DDSUs. See “Directors’ Compensation.”

(xi)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(xii)	Includes 361 DDSUs. See “Directors’ Compensation.”

(xiii)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(xiv)	Includes options to purchase 164,489 Shares that are exercisable within 60 days.

(xv)	Includes options to purchase 1,157 Shares that are exercisable within 60 days.

(xvi)	Includes options to purchase 12,137 Shares that are exercisable within 60 days.

(xvii)	Includes options to purchase 22,256 Shares that are exercisable within 60 days.

(xviii)	Our directors and executive officers as a group hold 566,000 of our Shares. Our directors and executive officers as a group hold options to purchase 426,829 of our Shares that are currently exercisable or are exercisable within 60 days. Our directors as a group hold 64,608 DDSUs.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require that we disclose late filings of reports of share ownership by Novelis directors and executive officers. Because we were a “foreign private issuer” for U.S. securities law purposes throughout the 2005 fiscal year, our directors and officers were exempt from the filing requirements of Section 16(a) of the Exchange Act. Accordingly, we have nothing to report in respect of Section 16(a) compliance in 2005. We determined that under the rules and regulations promulgated by the SEC, as of February 27, 2006, a majority of our outstanding Shares are now directly or indirectly held by U.S. residents and, accordingly, we ceased to qualify as a foreign private issuer. We will henceforth assume the status of a domestic issuer for purposes of the Exchange Act. Therefore, our directors and officers are now required to file reports under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS’ COMPENSATION

Summary Compensation Table

The following table sets out the compensation for our chief executive officer and the four other most highly compensated executive officers (collectively, the “Named Executive Officers”) for the years ended December 31, 2005, December 31, 2004 and December 31, 2003.

						Long-Term Compensation Awards
		Annual Compensation						Shares
			Bonus					Under
			(Executive					Options	All
			Performance	Other Annual		Restricted		Granted/	Other
		Salary	Award)	Compensation(1)		Share Units		SPAUs(2)	Compensation(3)
Name and Principal Position	Year	($)	($)	($)		($)		(#)	($)

Brian W. Sturgell	2005	985,000	820,147	426,371	(4)	3,876,090	(5)	—	223,157	(7)
(Former President and	2004	781,200	932,257	280,686	(4)	—		438,751	41,301
Chief Executive Officer)	2003	600,000	561,845	254,115	(4)	347,212	(6)	138,114	29,679
Martha Finn Brooks	2005	655,000	716,252	298,669	(8)	1,828,600	(5)	—	1,889,844	(9)
(Chief Operating Officer)	2004	514,400	631,538	50,723	(8)	—		155,974	14,666
	2003	440,000	445,608	32,661		—		71,438	16,440
Christopher Bark-Jones	2005	440,611	472,667	20,289		1,440,034	(5)	—	—
(Former President —	2004	440,600	395,210	43,892		—		127,398	—
European Operations)(12)	2003	375,000	465,972	9,659		—		54,769	8,348
Kevin Greenawalt	2005	310,000	323,190	18,450		439,044	(5)	—	11,933
(President — North	2004	255,400	192,850	582,751	(10)	—		29,766	15,655
American Operations)	2003	230,800	175,440	381,849	(10)	—		16,669	16,922
Pierre Arseneault	2005	300,000	247,720	113,207	(11)	568,108	(5)	—	5,208
(Former Vice President	2004	300,000	257,731	37,285		—		47,030	12,214
Strategic Planning and	2003	272,000	186,045	23,145		—		19,646	10,880
Information
Technology)(13)

(1)	In addition to tax equalization payments and perquisites listed separately below, amounts included in this column for one or more Named Executive Officers include the following perquisites that are either in the aggregate valued at the lesser of $50,000 or 10% of the Named Executive Officer’s total salary and bonus or represent less than 25% of the perquisites reported for a given year: amounts relating to professional financial advice, club memberships, automobile allowance, education expenses, relocation allowances, housing expenses (including interest on housing-related loans transferred to third party financial institutions) and cash payments to be used for perquisites at the Named Executive Officer’s discretion.

(2)	See “— Long-Term Incentives — Stock Options” above for a description of the Conversion Plan and “— Long-Term Incentives — Stock Price Appreciation Units” above for a description of the Stock Price Appreciation Unit Plan. On January 6, 2005, Alcan stock options held by employees of Alcan who became our employees following our spin-off from Alcan were replaced with options to purchase our Shares. The number of options shown for periods prior to 2005 have been recast from the number of Alcan options granted into the as-converted number of Novelis options. On January 6, 2005, all Alcan SPAUs held by our employees were replaced with Novelis SPAUs. The number of SPAUs for periods prior to 2005 have been recalculated from the number of Alcan SPAUs granted into the as-converted number of Novelis SPAUs.

(3)	In addition to the other amounts stated separately below, “All Other Compensation” for each of our Named Executive Officers for 2005 includes:

• savings plan contributions; and

• amounts paid by us for term life insurance.

The following table shows the amount of these benefits received by each Named Executive Officer for 2005:

Name	Savings Plan Contributions ($)	Life Insurance ($)

Brian W. Sturgell	57,614	16,452
Martha Finn Brooks	22,509	2,644
Christopher Bark-Jones	0	0
Kevin Greenawalt	10,617	1,316
Pierre Arseneault	3,686	1,522

(4)	Amounts include $393,941 (in 2005), $254,756 (in 2004) and $219,155 (in 2003) for tax equalization payments (i.e., amounts paid such that net income after taxes was not less than it would have been in the United States).

(5)	The Named Executive Officers were participants in the Alcan Total Shareholder Returns Performance Plan (“TSR Plan”) prior to the spin-off. On January 6, 2005, our employees who were Alcan employees immediately prior to the spin-off and who were eligible to participate in the Alcan TSR Plan ceased to actively participate in and accrue benefits under the TSR Plan. The accrued award amounts for each participant in the TSR Plan were converted into Novelis restricted share units. The then current three-year performance periods, namely 2002 — 2005 and 2003 — 2006, were truncated as of the date of the spin-off. At the end of each performance period, each holder of restricted share units will receive the net proceeds based on our common share price at that time, including declared dividends. The number of restricted share units granted to our Named Executive Officers and the dollar value of such restricted share units as of January 6, 2005 was as follows:

Name	Restricted Share Units (#)	Value of Restricted Share Units ($)

Brian W. Sturgell	166,213	3,876,090
Martha Finn Brooks	78,413	1,828,600
Christopher Bark-Jones	61,751	1,440,034
Kevin Greenawalt	18,827	439,044
Pierre Arseneault	24,361	568,108

(6)	Represents the value, at the time of the grant, of restricted share units granted prior to our spin-off from Alcan. These restricted share units vested in full and were paid in January 2005.

(7)	Includes $149,092 that we were obligated to pay under an Alcan employee compensation plan as part of our spin-off from Alcan. No future payments will be required under the plan.

(8)	Amounts for 2005 include reimbursement of relocation expenses of $266,245. Amounts for 2004 include $18,211 for tax equalization.

(9)	Includes $1,864,691 for the cash payout of deferred share units received prior to the spin-off that were converted to Novelis deferred share units as part of the spin-off. The deferred units vested and were paid in August 2005.

(10)	Amounts include $369,293 (in 2004) and $154,815 (in 2003) for tax equalization payments.

(11)	Amounts for 2005 include reimbursement of relocation expenses of $84,031.

(12)	Chris Bark-Jones stepped down as Senior Vice President and President — European Operations on May 1, 2006.

(13)	Pierre Arseneault retired from Novelis on June 1, 2006.

Fiscal Year-End Option/ SPAU Table

The following table summarizes, for each of the Named Executive Officers, the total number of Shares underlying unexercised options held on December 31, 2005 and the aggregate value of unexercised in-the-money options on December 31, 2005, which is the difference between the exercise price of the options and the market value of the Shares on December 31, 2005, which was $20.89 per share. The aggregate values indicated with respect to unexercised in-the-money options at fiscal year-end have not been, and may never be, realized. These options have not been, and may never be exercised and actual gains, if any, on exercise will depend on the value of the Shares on the date of exercise. There can be no assurance that these values will be realized.

			Value of Unexercised
	Shares Underlying Unexercised		In-the-Money
	Options and SPAUs		Options and SPAUs
	on December 31, 2005(1)		on December 31, 2005(1)
Name	(#)		$

Brian W. Sturgell	Options (E):	—	E:	—
(Former President and Chief Executive	Options (U):	753,477	U:	508,995
Officer)
Martha Finn Brooks	Options (E):	89,960	E:	—
(Chief Operating Officer)	Options (U):	298,121	U:	129,679
Christopher Bark-Jones	Options (E):	—	E:	—
(Former President — European	Options (U):	4,630	U:	9,029
Operations)	SPAUs (E):	—	E:	—
	SPAUs (U):	213,850	U:	123,926
Kevin Greenawalt	Options (E):	—	E:	—
(President — North American	Options (U):	48,550	U:	35,438
Operations)	SPAUs (E):	—	E:	—
	SPAUs (U):	22,952	U:	31,666
Pierre Arseneault	Options (E):	—	E:	—
(Former Vice President Strategic	Options (U):	89,032	U:	68,598
Planning and Information Technology)

(1)	E: Exercisable U: Unexercisable

Long-Term Incentive Plan Table — Founders Plan

On March 24, 2005, our board of directors adopted the Founders Plan to allow for an additional compensation opportunity tied to Novelis share price improvement targets for certain of our executives approved by the Human Resources Committee. Participants earn PSUs if Novelis share price improvement targets are achieved within three performance periods: March 24, 2005 to March 23, 2008; March 24, 2006 to March 23, 2008; and March 24, 2007 to March 23, 2008. The table below sets forth PSU tranches representing the number of PSUs that participants are eligible to receive for the three performance periods under the Founders Plan if share improvement targets are achieved. The share price improvement targets for these three tranches are $23.57, $25.31 and $27.28, respectively.

Name	Units Granted		Performance Period

Brian W. Sturgell(1)	0		March 24, 2005 to March 23, 2008
(Former President and Chief	70,275		March 24, 2006 to March 23, 2008
Executive Officer)	70,275		March 24, 2007 to March 23, 2008
Martha Finn Brooks	23,750	(2)	March 24, 2005 to March 23, 2008
(Chief Operating Officer)	23,750		March 24, 2006 to March 23, 2008
	23,750		March 24, 2007 to March 23, 2008
Christopher Bark-Jones	7,200	(2)	March 24, 2005 to March 23, 2008
(Former President — European	7,200		March 24, 2006 to March 23, 2008
Operations)	7,200		March 24, 2007 to March 23, 2008
Kevin Greenawalt	7,200	(2)	March 24, 2005 to March 23, 2008
(President — North American	7,200		March 24, 2006 to March 23, 2008
Operations)	7,200		March 24, 2007 to March 23, 2008
Pierre Arseneault	6,000	(2)	March 24, 2005 to March 23, 2008
(Former Vice President Strategic	6,000		March 24, 2006 to March 23, 2008
Planning and Information	6,000		March 24, 2007 to March 23, 2008
Technology)

(1)	On March 14, 2006, Mr. Sturgell agreed with the board of directors’ decision that, in light of our 2005 and 2006 financial reporting delay and restatement, Mr. Sturgell would forfeit 46,850 PSUs attributable to the first tranche of the award. The board of directors also approved an increase in the size of the award opportunity for Mr. Sturgell for the second and third tranches under the Founders Plan to provide an additional incentive for reaching the share price improvement targets for those tranches. The award size for each tranche was increased by 23,425 PSUs to a potential of 70,275 PSUs. The PSUs for the second and third tranches would not have been earned unless the share price improvement targets specified in the Founders Plan ($25.31 and $27.28, respectively) were achieved. As a result of Mr. Sturgell’s termination as CEO on August 29, 2006, all of his PSUs attributable to the second and third tranches of the Founder’s Plan were forfeited.

(2)	The share price improvement targets for the first tranche were satisfied in June 2005. As a result, Ms. Brooks and Messrs. Bark-Jones, Greenawalt and Arseneault received the full amount of their performance unit tranche for the performance period from March 24, 2005 to March 23, 2008. Ms. Brooks and Messrs. Bark-Jones, Greenawalt and Arseneault received cash payments for the payout of these awards in April 2006 in the amounts of $478,325, $145,008, $145,008 and $120,840, respectively, which will be reported as 2006 compensation.

Retirement Benefits

Novelis Pension Plan for Officers

Our Human Resources Committee determines participants in the Pension Plan for Officers (“PPO”). This plan is a supplemental executive retirement plan that provides an additional pension benefit based on combined service up to 20 years as an officer of Novelis or of Alcan and eligible earnings which consist of the excess of the average annual salary and target short-term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the U.S. Plan or the U.K. Plan, as applicable. Both the U.S. Plan and U.K. Plan are described below. Each provides for a maximum pension benefit on eligible earnings that is established with reference to the position of the officer prior to being designated a PPO participant. The following table shows the percentage of eligible earnings in the PPO, payable upon normal retirement after age 60, according to combined years of service as an officer of Novelis or of Alcan.

Years as Officer
5	10	15	20

15%	30%	40%	50%

The normal form of payment of pensions is a lifetime annuity. Pensions are not subject to any deduction for social security or other offset amounts.

Prior to their termination, Brian W. Sturgell and Christopher Bark-Jones were the only participants in the PPO. Mr. Sturgell has 9 years and 10 months of combined service and Mr. Bark-Jones has 14 years and 10 months of combined service under the PPO. Eligible earnings under the PPO for 2005 for Mr. Sturgell were $983,556 and were $282,414 for Mr. Bark-Jones.

U.S. Plan

During 2005, those of our employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan (collectively referred to as the “U.S. Plan”) received up to one year of additional service under each plan to the extent that such employees continued to be employed by us during the year. We paid to Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan) with respect to those employees. The U.S. Plan provides for pensions calculated based upon combined service with us or Alcan of up to 35 years. Eligible earnings consist of the average annual salary and the short-term incentive award up to its target during the 3 consecutive calendar years when they were the greatest, subject to a cap for those participating in the PPO.

Effective January 1, 2006, Novelis adopted the Novelis Pension Plan which provides benefits identical to the benefits provided under the Alcancorp Pension Plan. Executive officers who were participants in the Alcancorp Pension Plan will participate in the Novelis Plan. Executive officers who were not participants in the Alcancorp Pension Plan will not participate in the Novelis Plan. Executive officers who were hired on January 1, 2005 or later will participate in the Novelis Savings and Retirement Plan.

The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to years of combined service.

Years of Service
10	15	20	25	30	35

17%	25%	34%	42%	51%	59%

The normal form of payment of pensions is a lifetime annuity with either a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.

At age 65, the estimated credited years of combined service for Martha Finn Brooks, Kevin Greenawalt and Pierre Arseneault would be approximately 22 years, 39 years and 40 years, respectively. Mr. Sturgell has 17 years and 5 months of combined service under the U.S. Plan. Eligible earnings under the plan for 2005 for

Mr. Sturgell, Ms. Brooks, Mr. Greenawalt and Mr. Arseneault were $938,340, $1,029,800, $443,000 and $460,380, respectively.

Individual Pension Undertakings

In addition to participation in the U.S. Plan described above, Martha Finn Brooks will receive from us a supplemental pension equal to the excess, if any, of the pension she would have received from her employer prior to joining Alcan had she been covered by her prior employer’s pension plan until her separation or retirement from Novelis, over the sum of her pension from the U.S. Plan and the pension rights actually accrued with her previous employer.

U.K. Plan.

The U.K. Plan, which was transferred to us from Alcan in connection with the spin-off, provides for pensions calculated on service of up to 40 years and eligible earnings, which consist of the average annual salary and the short-term incentive award up to its target during the last 12 months before retirement, subject to a cap for those participating in the PPO.

The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to combined years of service.

Years of Service
10	15	20	25	30	35

17%	26%	35%	43%	52%	60%

The normal form of payment of pensions is a lifetime annuity with a guaranteed minimum of 60 monthly payments and a 60% lifetime pension to the surviving spouse.

Prior to his termination, Christopher Bark-Jones was the only executive officer entitled to participate in the U.K. Plan. Mr. Bark-Jones has approximately 29 credited years of combined service under the U.K. Plan and his eligible earnings in 2005 were $480,386.

Value of the Retirement Benefits

A measure of the value of the U.S. Plan, U.K. Plan and of the Pension Plan for Officers that can be deemed to be part of the total 2005 compensation of the five aforementioned Named Executive Officers is the service cost of the plans. The service cost is the estimated present value of benefits attributable by the pension benefit formula to services rendered by the plan members during a given period. The valuation of benefits is based on actuarial assumptions in relation to future events that will vary by plan to take into account the general characteristics of its membership.

Another measure of the value of pension plans or pension benefits is the projected benefit obligation (“PBO”). The PBO is the actuarial present value of the part of the total pension payable at retirement that is attributable to service rendered up to the date of valuation.

The following table indicates the total projected annual pension of each Named Executive Officer from the plans described above, based on years of credited combined service up to the normal retirement age of 65 and eligible earnings to the end of 2005. The table also indicates 2005 service cost and the PBO as of December 31, 2005 in relation to each Named Executive Officer.

The service cost and the PBO amounts are only estimates using prevailing interest rates of the discounted value of contractual entitlements. The value of these estimated entitlements may change over time because they are based on long-term assumptions, such as the expected distribution of retirement ages, future compensation increases and life expectancy, that may not represent actual developments. Furthermore, the methods used to determine these amounts will not be the same as those used by other companies and therefore will not be directly comparable. The actuarial assumptions applied are the same as those used to determine the service cost and the benefit obligation as described in Note 15 to our combined and consolidated financial statements for the year ended December 31, 2005. There is no contractual undertaking by the Company to pay benefits of equivalent amounts.

			Projected Benefit
	Projected Annual	2005 Service	Obligation as of
	Pension Payable at Age 65	Cost	December 31, 2005
Name	($)	($)	($)

Brian W. Sturgell	850,068	425,124	5,261,224
Martha Finn Brooks	306,821	109,686	396,400
Christopher Bark-Jones	396,084	194,751	4,739,233
Kevin Greenawalt	235,673	52,933	1,271,600
Pierre Arseneault	270,369	65,899	1,422,000

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

In connection with our spin-off from Alcan, we entered into employment agreements with Brian W. Sturgell, our former Chief Executive Officer, Martha Finn Brooks, our Chief Operating Officer, Chris Bark-Jones, our former President of our European operations, Kevin Greenawalt, President of our North American operations and Pierre Arseneault, our former Vice President of Strategic Planning and Information Technology, and other executive officers, setting out the terms and conditions of their employment. In 2005, under their respective employment agreements, Brian W. Sturgell was entitled to a base salary of $985,000, Martha Finn Brooks was entitled to a base salary of $655,000, Chris Bark-Jones was entitled to a base salary of $440,611, Kevin Greenawalt was entitled to a base salary of $310,000 and Pierre Arseneault was entitled to a base salary of $300,000. Each of these officers was also eligible for participation in programs providing short-term incentives, long-term incentives and other types of compensation that reflect the competitive level of similar positions in the compensation peer groups or as included in published survey information.

Certain of our executive officers have also entered into change in control agreements that provide for severance payments by us upon the termination of the executive officer’s employment without cause or by the executive officer for good reason. Except in the case of Brian W. Sturgell, upon the occurrence of such an event, the executive would be entitled to an amount equal to 24 months of his or her base salary and target short-term incentive award. These change in control agreements will expire on the earliest to occur of the second anniversary of the spin-off (January 6, 2007), the date of the executive’s death or retirement, or the date following the termination of the executive’s employment for any other reason.

Mr. Sturgell is entitled to an amount equal to 36 months of his base salary and target short-term incentive award (payable in 36 equal monthly instalments), plus the amount payable under provisions of the TSR Plan upon termination of his employment without cause. In addition, Mr. Sturgell’s change in control agreement provides that severance payments under such agreement will be excluded from the calculation of earnings for purposes of calculating pension benefits; however, the duration of such payments will be included for purposes of calculating years of service under the Company’s pension plans.

On July 1, 2002, Alcancorp entered into a Deferred Share Agreement with Martha Finn Brooks pursuant to which Alcancorp agreed to grant to Ms. Brooks 33,500 shares of Alcan common shares on August 1, 2005, the date of her third anniversary of employment, as compensation for the loss by Ms. Brooks of accrued benefits and unvested restricted shares at her former employer. In connection with our spin-off from Alcan, on January 6, 2005, we assumed Alcancorp’s obligations under the Deferred Share Agreement and the 33,500 shares of Alcan common stock to be granted were converted into 66,477 Shares. On July 27, 2005, the Deferred Share Agreement was amended to provide that we will, in lieu of granting Ms. Brooks 66,477 Shares, pay Ms. Brooks cash in an amount equal to the value of such Shares based on the closing price of such Shares on the New York Stock Exchange on August 1, 2005, subject to applicable withholding taxes. Ms. Brooks received a payment in the gross amount of $1,864,691.

DIRECTORS’ COMPENSATION

Each of our non-executive directors is entitled to receive compensation equal to $150,000 per year, payable in quarterly installments, except that the directors who are members of our Audit Committee are entitled to $155,000. The chair of our board of directors is to receive compensation equal to $250,000 per year, and the chair of our Audit Committee is entitled to receive $175,000 per year. We have adopted a Deferred Share Unit Plan for Non-Executive Directors, pursuant to which 50% of our directors’ compensation is required to be paid in the form of DDSUs, and 50% in the form of either cash, additional DDSUs, or a combination of the two at the election of each non-executive director, unless otherwise determined by our Human Resources Committee. An employee of Novelis who is a director is not entitled to receive fees for serving on our board of directors.

Because at least half of our non-executive directors’ compensation will be paid in DDSUs, our non-executive directors are not required to own a specific amount of our Shares. DDSUs are the economic equivalent of our Shares. A director cannot redeem the accumulated DDSUs until he or she ceases to be a member of our board of directors.

Our board of directors believes that compensation in the form of DDSUs together with the requirement that our non-executive directors retain all DDSUs until they cease to be a director helps to align the interests of our non-executive directors with those of our shareholders.

The number of DDSUs to be credited to the account of a non-executive director each quarter will be determined by dividing the quarterly amount payable in DDSUs, by the average closing prices of a common share on the Toronto and New York stock exchanges on the last five trading days of each quarter. Additional DDSUs will be credited to each non-executive director corresponding to dividends declared on our Shares. The DDSUs are redeemable only upon termination of the directorship and may be redeemed in cash, our Shares or a combination thereof, at the election of the director. The amount to be paid by us upon redemption will be calculated by multiplying the accumulated balance of DDSUs by the average closing prices of a common share on the Toronto and New York stock exchanges on the last five trading days prior to the redemption date. For services rendered by directors in 2005, 57,051 DDSUs were granted.

Our non-executive directors are entitled to reimbursement for transportation, lodging and other expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors. Our non-executive directors who are not Canadian residents are entitled to reimbursement for tax advice related to compensation.

The following table sets out the individual election of each non-executive director in relation to their compensation.

	Portion of Fees Paid	Portion of Fees	Amount of Fees
Name	in the Form of DDSUs	Paid in Cash	Paid in Cash (US$)

Edward A. Blechschmidt	100%	0%	—
Jacques Bougie, O.C	100%	0%	—
Charles G. Cavell	50%	50%	77,500
Clarence J. Chandran	100%	0%	—
C. Roberto Cordaro	50%	50%	75,000
Helmut Eschwey	50%	50%	75,000
David J. FitzPatrick	50%	50%	64,583
Suzanne Labarge	50%	50%	87,500
William T. Monahan	50%	50%	75,000
J.E. Newall	100%	0%	—
Rudolf Rupprecht	50%	50%	77,500
Kevin M. Twomey	50%	50%	—
Edward Yang	50%	50%	77,500

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Alcancorp established a real estate loan program to assist relocating employees in the United States. Under the program, an employee was permitted to obtain an interest-free loan from Alcancorp, the proceeds of which were to be used only to purchase a new principal residence. The loan is secured by a mortgage on the new principal residence. On July 1, 2003, Jo-Ann Longworth, our former Vice President and Controller, received a loan from Alcancorp in the amount of $75,000 under this program. As of January 20, 2005, the loan was transferred to a third-party bank. The largest amount outstanding under the loan in 2005 was $73,125. There was no interest paid to us for the loan prior to it being transferred to the third party bank.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Novelis carries insurance covering liability, including defense costs, of directors and officers of Novelis and its subsidiaries, incurred as a result of their acting as such, except in the case of failure to act honestly and in good faith. The policy provides coverage against certain risks in situations where Novelis may be prohibited by law from indemnifying the directors or officers. The policy also reimburses Novelis for certain indemnity payments made by Novelis to such directors or officers, subject to a $2.5 million deductible in respect of each insured loss.

The premium paid by Novelis for coverage in 2005 was $1.62 million and the limit of insurance is $125 million per occurrence and in the aggregate per year.

ADDITIONAL INFORMATION

NOVELIS WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. REQUESTS SHOULD BE SENT TO: NOVELIS INC., 3399 PEACHTREE ROAD NE, SUITE 1500, ATLANTA, GA 30326, ATTENTION: CORPORATE SECRETARY.

Additional information relating to Novelis may be found on our website at www.novelis.com, on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

APPROVAL OF THE BOARD OF DIRECTORS

The board of directors has approved the contents of this Circular and the sending to shareholders.

Nichole Robinson
Corporate Secretary

SCHEDULE A

RECORD OF ATTENDANCE
(For the 12-month period ended December 31, 2005)

Number of Meetings Attended
Director	Board		Committees

Jacques Bougie, O.C.	7 of 8		8 of 9
Charles G. Cavell	8 of 8		22 of 24
Clarence J. Chandran	7 of 8		13 of 14
C. Roberto Cordaro	8 of 8		12 of 14
Helmut Eschwey	8 of 8		17 of 17
David J. FitzPatrick	6 of 6	*	11 of 12
Suzanne Labarge	6 of 8		20 of 21
William T. Monahan	7 of 8		16 of 17
J.E. Newall, O.C.	8 of 8		25 of 25
Rudolf Rupprecht	7 of 8		17 of 21
Brian W. Sturgell	8 of 8		**
Edward V. Yang	8 of 8		18 of 21

*	Not appointed to the board of directors until March 24, 2005.

**	Mr. Sturgell attended 25 of 25 committee meetings, although he is not an appointed member of any board committee. Mr. Sturgell did not attend any meeting of the Nominating Sub-Committee.

Number of
Board and Board Committee Meetings	Meetings Held

Board	8
Audit Committee	11
Nominating and Corporate Governance Committee	3
Human Resources Committee	7
Customer Relations Committee	4
Nominating Sub-Committee	2

During 2005, all directors attended at least 75% of the meetings of the board of directors and the committees on which they served.

A-1

SCHEDULE B

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In January 2004, the Canadian Securities Administrators (the “CSAs”) adopted Multilateral Instrument 52-110 — Audit Committees. Certain amendments to such instrument were subsequently adopted and are effective since June 30, 2005 (such instrument, as amended, the “Audit Committee Rules”). The Audit Committee Rules include requirements regarding audit committee composition and responsibilities, as well as reporting obligations with respect to audit related matters. The Company complies with these rules and appropriate disclosure is made, where applicable, in the following table.

The CSAs also adopted, effective on June 30, 2005, National Instrument 58-101 — Disclosure of Corporate Governance Practices (the “Disclosure Instrument”) and National Policy 58-201 — Effective Corporate Governance (the “Governance Policy”). The Governance Policy provides guidance on governance practices to Canadian issuers, while the Disclosure Instrument requires issuers to make the prescribed disclosure regarding their governance practices. The disclosure made hereunder refers to the items of the Disclosure Instrument as well as to the Governance Policy, where appropriate. We believe that our corporate governance practices meet and exceed the requirements of the Disclosure Instrument and the Governance Policy, as reflected in the disclosure made hereunder.

Please also refer to our Charter of the Board of Directors and Corporate Governance Guidelines (the “Board of Directors Charter”) and our Code of Business Conduct and Ethics available on the Company’s website at www.novelis.com. The other charters, codes and guidelines referred to in the table below are also available on our website. All of these documents are available in print to any shareholder who requests copies by contacting our Corporate Secretary. The Company is dedicated to amending its corporate governance practices on an ongoing basis in order to respond to the evolution of best practices that are appropriate for the Company.

Corporate Governance Practices
Guidelines	at the Company

1. Board of Directors
(a) Disclose the identity of directors who are independent.	Of the 13 current directors, our board (the ‘‘board”) has determined that 12 are ‘‘independent”, and 1 (our Chairman and Interim Chief Executive Officer, Mr. Monahan) is ‘‘not independent”.
(b) Disclose the identity of directors who are not independent, and describe the basis for that determination.	Please see above.
 (c)  Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the board does to facilitate its exercise of independent judgement in carrying out its responsibilities.
Please see above. See also our Guidelines on the Independence of the Board of Directors available on the Company’s website at www.novelis.com.
 (d)  If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.
Please see director biographies in this Circular.
 (e)  Disclose whether or not the independent directors hold regularly scheduled meetings at which non- independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe
Every meeting of our board is followed by an in- camera session at which members of management are not present, to ensure free and open discussion and communication among the non-executive directors. Please see ‘‘Board of Directors and Corporate Governance Matters” in this Circular.

Corporate Governance Practices
Guidelines	at the Company

what the board does to facilitate open and candid discussion among its independent directors.
 (f)  Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.
Our Board of Directors Charter states that in the event that the Chairman is a director who is an executive of the Company, the board must also appoint a lead director from among the non-executive directors to chair the board at all meetings where management is absent and to assume other appropriate functions. Mr. Newall, is the independent board chair. The Chairman’s responsibilities include the following: (i) presiding at meetings of shareholders and the board; (ii) providing leadership to enhance board effectiveness and focus; (iii) acting as liaison between the board and management; (iv) assisting in representing the Company to external groups; and (v) ensuring good corporate governance.
(g) Disclose the procedure for shareholders to communicate with the presiding director or non-management directors as a group.	You may contact our board, a committee of our board, or an individual director by writing to our Corporate Secretary — Board Communication at our head office. All communications will be compiled by the Corporate Secretary and submitted to the appropriate board member. The Corporate Secretary will reply or take other instructions from the applicable board contact. Please see ‘‘Board of Directors and Corporate Governance Matters” in this Circular.
(h) Disclose the attendance record of each director for all board meetings held during the issuer’s most recently completed financial year.	Please see Schedule A to this Circular.
2. Board Mandate — Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.	On February 23, 2006, the board approved a revised charter which is included as Schedule D to this Circular and which states that the prime stewardship responsibility of the board is to ensure the viability of the Company and to ensure that it is managed in the interest of shareholders as a whole, while taking into account the interests of other stakeholders.
3. Position Descriptions
 (a)  Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.
Our Board of Directors Charter includes position descriptions for the board chair. Our Audit Committee Charter includes a position description for the Audit Committee chair. Our other committee charters do not have specific descriptions for the committee chairs.
 (b)  Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.
We do not have a CEO job position description. The CEO’s role is tied to the achievement of annual objectives and responsibilities outlined in various policies.

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4. Orientation and Continuing Education
 (a)  Briefly describe what measures the board takes to orient new directors regarding

(i)  the role of the board, its committees and its directors, and

(ii)  the nature and operation of the issuer’s business.
Our Corporate Secretary maintains material on Company policies and director responsibilities and liabilities, which is updated as necessary, and provides this material to directors. Detailed current information on the Company and its business, operations and finances are sent on a monthly basis to the directors. Particularly important items and information requiring urgent attention is conveyed immediately. In addition, new directors spend time with members of senior management, including those involved in our business operations, so that they become rapidly familiar with the Company, its issues, business and operations. On site plant tours and meetings are also made available. Care is taken to ensure that new directors understand the roles and responsibilities of the board of directors and its committees, as well at the commitment level that we expect from our directors. The Company also encourages directors to attend seminars and other educational programs and to report back to the board on the quality of such programs.
 (b)  Briefly describe what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.
Please see above.
5. Ethical Business Conduct
 (a)  Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:

(i)  disclose how a person or company may obtain a copy of the code;

(ii)  describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code; and

(iii)  provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.
The board adopted, on March 24, 2005, the Code of Business Conduct and Ethics. This Code, which was amended on July 27, 2005, is available the Company’s website at www.novelis.com and is available in print to any shareholder who requests copies by contacting our Corporate Secretary. The board, through its Audit Committee, reviews, monitors and oversees the Code. Each year, management reports to such committee on the implementation of the Code within the organization and on any material contravention by employees of the Company to the provisions of the Code. No material change report has ever been filed or required to be filed pertaining to any conduct of a director or executive officer constituting a departure from the Code. During 2005, the Company granted no waivers from the provisions of the Code.
(b) Describe any steps the board takes to ensure directors exercise independent judgement in considering transactions and agreements in	The Code of Business Conduct and Ethics states that any material transaction or relationship that could reasonably be expected to give rise to a conflict of

Corporate Governance Practices
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respect of which a director or executive officer has a material interest.	interest should be discussed with the person responsible for the application of the Code. In practice, a questionnaire is sent annually to each director to make sure that the director is in no such conflict that has not been disclosed. Should there be a discussion or decision relating to an organization, business or association in which a director has an interest, the board would request such director not to participate in any such discussion or decision.
(c) Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.	The Company takes ethical business conduct very seriously. Hence, the Board of Directors Charter states that board members are expected to demonstrate high ethical standards and integrity in their personal and professional dealings; as part of the Code of Business Conduct and Ethics, the directors, officers and employees owe a duty to the Company to act with integrity. The Code also prescribes that service to the Company should never be subordinated to personal gain and advantage. Conflicts of interest should be avoided. Additionally, a code of ethics has been adopted for the Company’s senior financial officers.
6. Nomination of Directors
(a) Describe the process by which the board identifies new candidates for board nomination.	The Nominating and Corporate Governance Committee has, as stated in its charter, the responsibility to review candidates for nomination as directors and recommend candidates for election to our board. When reviewing candidates, the committee takes into consideration factors such as judgment, independence, skill, diversity and business experience of the individual candidates and their expected contribution to the skill set of our board as a whole. The committee is allowed to employ third party search firms for identifying and evaluating nominees. Pursuant to our governing statute, one or more shareholders holding 5% or more of our Shares may, in certain circumstances, propose nominees for election to our board.
 (b)  Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process.
Our Corporate Governance Guidelines state that the members of the Nominating and Corporate Governance Committee shall each have no material relationship with the Company and each member shall be otherwise unrelated and independent under the laws, regulations and listing requirements to which the Company is subject and in accordance with the Guidelines on the Independence of the Directors. As of August 31, 2006, all members of the Nominating and Corporate Governance Committee are ‘‘independent”.
(c) If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.	The Nominating and Corporate Governance Committee reviews the Company’s corporate governance practices. The committee also assesses and ensures annually the effectiveness of our board as a whole, of each committee of the board and the

Corporate Governance Practices
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contribution of individual directors. It reviews candidates for nominations as directors and recommends candidates for election to our board. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are further described in the charter of such committee.
7. Compensation
(a) Describe the process by which the board determines the compensation for the issuer’s directors and officers.	The Human Resources Committee Charter provides that the committee recommends levels of compensation for our directors.
The Human Resources Committee has the responsibility to make recommendations with respect to human resources policy and employee relations. The Human Resources Committee establishes our general compensation philosophy and oversees the development and implementation of compensation policies and programs. It also reviews and approves the level of, and/or changes to, the compensation of individual executive officers, taking into consideration individual performance and competitive compensation practices.
The Human Resources Committee reviews corporate goals and objectives relevant to the President and CEO and the COO, evaluates the President and CEO’s and the COO’s performance based on those goals and objectives and such other factors as the Human Resources Committee deems appropriate and in the best interest of the Company, and either alone or together with other independent directors (as directed by the board) determines and approves CEO and COO compensation based on this evaluation of performance and competitive compensation in the relevant competitor group.
 (b)  Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.
Our Corporate Governance Guidelines state that the members of the Human Resources Committee shall each have no material relationship with the Company and each member shall be otherwise unrelated and independent under the laws, regulations and listing requirements to which the Company is subject and in accordance with Guidelines on the Independence of the Board of Directors. All members of the Human Resources Committee are ‘‘independent”.
(c) If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.	The Human Resources Committee has the broad responsibility to review human resources policy and employee relations matters and make recommendations with respect to such matters to our board or our chief executive officer, as appropriate. It reviews the effectiveness of our overall management organization structure and succession planning and reviews the recommendations for the appointment of executive officers. It oversees the development and implementation of compensation policies and approves the compensation of individual executive

Corporate Governance Practices
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officers. It also reviews our policy, management practices and performance in environment, health and safety matters. The responsibilities, powers and operation of the Human Resources Committee are further described in the charter of such committee which is included on our website at www.novelis.com.
 (d)  If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.
The Human Resources Committee hired James F. Reda and Associates as a compensation consultant to assist it in 2005. The primary role for the consultant was to assist the Human Resources Committee and the board in determining the compensation of the Company’s directors and officers.
8. Other Board Committees — If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	In addition to the committees referred to above, the board has also established a Customer Relations Committee. The Customer Relations Committee focuses on customer relationships, competitive dynamics and market segment analysis, among other things. For more information on the mandate of the Customer Relations Committee, please see its charter which is available on the Company’s website at www.novelis.com.
9.  Assessments  — Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.
Our Corporate Governance Guidelines state that formal assessments of the board, its committees and the individual directors are carried-out at least annually in order to determine whether they are functioning effectively and to enhance their performance. As part of the board performance assessment, questionnaires are approved by the Nominating and Corporate Governance Committee in order to assess the performance of the board and its committees, the board chair and committee chairs. Each questionnaire is sent and completed by each director. Full reports are then made by the chair of the Nominating and Corporate Governance Committee to the board with suggestions to improve the effectiveness of the board, board committees, board and committee chairs.
The CSA Audit Committee Rules state that the audit committee must be composed of a minimum of three (3) members, who must be “independent” directors (as defined in those rules).	Our Corporate Governance Guidelines state that the members of the Audit Committee shall each have no material relationship with the Company and each member shall be otherwise unrelated and independent under the laws, regulations and listing requirements to which the Company is subject and in accordance with the Guidelines on the Independence of the Board of Directors. In addition, all members of the Audit Committee are ‘‘independent” directors, as required under the CSA Audit Committee Rules. No member

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of the Audit Committee receives, other than in his or her capacity as a director or member of a board committee, directly or indirectly, any fee from the Company or any subsidiary of the Company, nor is an affiliated person of the Company, or any subsidiary of the Company.
The CSA Audit Committee Rules state that each audit committee member must be financially literate.	All members of the Audit Committee are ‘‘financially literate” and all members of the committee meet the criteria to be designated as ‘‘audit committee financial expert” under the rules of the United States Securities and Exchange Commission.

In determining whether or not a director is ‘‘financially literate”, the board considers if the director has ‘‘the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

In determining if a director is an ‘‘audit committee financial expert”, the board considers if the director is a person who has: (a) an understanding of generally accepted accounting principles and financial statements; (b) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.
The CSA Audit Committee Rules state that the audit committee must have a written charter that sets out its mandate and responsibilities.	See Schedule E to this Circular. The Audit Committee Charter is also available on the Company’s website at www.novelis.com.

 The CSA Audit Committee Rules state that the audit committee must recommend to the board of directors:  (a)  the external auditor to be nominated for the purposes of preparing or issuing an auditors’ report or performing other audit, review or attest services for the issuer; and  (b)  the compensation of the external auditor.
The charter of the Audit Committee states that the committee is responsible for recommending the retention and, if appropriate, the termination of external auditors, evaluating and remunerating them, and monitoring their qualifications, performance and independence.

 The CSA Audit Committee Rules state that the audit committee must be directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditors report or performing other audit, review
The charter of the Audit Committee provides that the committee is responsible for overseeing the external auditors and discussing with them the quality and not just the acceptability of the Company’s accounting principles, including any material written

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or attest services for the issuer, including the resolution of disagreements between management and the external auditor regarding financial reporting.	communications between the Company and the external auditors.
The CSA Audit Committee Rules state that the audit committee must pre-approve all non-audit services to be provided to the issuer or its subsidiary entities by the issuer’s external auditor.	The charter of the Audit Committee provides that the Audit Committee approves all audit engagement, compensation and terms, as well as all significant non-audit compensation and terms, subject to any requirement under Canadian law for shareholder approval.
 The CSA Audit Committee Rules state that the audit committee must review the issuer’s financial statements, MD&A and annual and interim earnings press releases before the issuer publicly discloses this information. These rules also mention that the audit committee must be satisfied that adequate procedures are in place for the review of the issuer’s public disclosure of financial information extracted or derived from the issuer’s financial statements, other than the public disclosure referred to in the preceding sentence, and must periodically assess the adequacy of those procedures.
The charter of the Audit Committee provides that the Audit Committee should review and discuss with management and the external auditors the Company’s annual audited financial statements and quarterly financial statements prior to public disclosure thereof, including reviewing the Company’s disclosure under management’s discussion and analysis of financial condition and results of operation. It also states that the Audit Committee should ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and to periodically review the adequacy of those procedures.
 The CSA Audit Committee Rules state that the audit committee must establish procedures for:  (a)  the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters; and  (b)  the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.
The charter of the Audit Committee states that the Audit Committee is responsible for establishing procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. We have adopted such procedures. Please refer to the Company’s website at www.novelis.com for more details on these procedures.
 The CSA Audit Committee Rules and state that the audit committee must review and approve the issuer’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the issuer.
The charter of the Audit Committee provides that the Audit Committee should set policies on the hiring of employees or former employees of the auditors, with a view to preserving the auditors’ independence, which policies shall include the restrictions set forth in the applicable rules promulgated by the United States Securities and Exchange Commission.
 The CSA Audit Committee Rules state that the audit committee must have the authority:  (a)  to engage independent counsel and other advisors as it determines necessary to carry out its duties;  (b)  to set and pay the compensation for any advisors employed by the audit committee; and  (c)  to communicate directly with the internal and external auditors.
The charter of the Audit Committee states that the committee is empowered to retain independent counsel, advisors, accountants or other experts, as it deems appropriate, without seeking approval of the board or management. The Company provides appropriate funding to compensate any such persons. In accordance with its charter, the Committee must insist on maintaining free and open communication between the Committee, the auditors, the internal auditors and management of the Company.

SCHEDULE C

GUIDELINES ON THE INDEPENDENCE OF THE DIRECTORS OF
NOVELIS INC. (THE “CORPORATION”)

As stated in the Corporation’s Board of Directors’ Charter, a majority of the Board shall be composed of Directors who have been determined to have no material relationship with the Corporation and who, in the reasonable opinion of the Board, must be unrelated and independent.

The following Guidelines have been established by the Board to assist it in determining Director independence for this purpose:

1. A Director of the Corporation shall be considered to be an “Independent Director” if he or she (i) is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the Director’s ability to act without bias and with a view to the best interests of the Corporation, and (ii) has no relationship with the Corporation or any of its employees that is likely to, or is likely to be perceived to, interfere with the exercise of his or her judgement in a manner that is independent from management.

Without affecting the general application of the foregoing:

(a) A Director will not be an Independent Director if, within the preceding three years:

(i) the Director was employed by the Corporation;

(ii) an immediate family member of the Director was employed by the Corporation as an officer;

(iii) the Director was employed by or affiliated with the Corporation’s internal or external auditor;

(iv) an immediate family member of the Director was employed by the Corporation’s internal or external auditor as a partner, principal, manager or general employee;

(v) a senior Officer of the Corporation was on the board of directors of a company which employed the Director, or which employed an immediate family member of the Director as an officer;

(vi) the Director has received, or has an immediately family member who has received, during any twelve-month period within such previous three years, more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by the Director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence and compensation received by an immediately family member for service as an employee (other than executive officer) of the Corporation need not be considered; or

(vii) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of such previous three years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues

(b) The following relationships will be considered not to be material relationships that would impair a Director’s independence:

(i) if a Director is an officer, partner or significant shareholder in an entity that does business with the Corporation and the annual sales or purchases, for goods or services, to or from the Corporation are less than two percent of the consolidated gross annual revenues of that entity;

(ii) if a Director is a limited partner, a non-managing member or occupies a similar position in an entity that does business with the Corporation, or has a shareholding in such entity which is not significant, and who, in each case, has no active role in sales to or in providing services to the Corporation and derives no direct material personal benefit from same; and

(iii) if a Director serves as an officer, director or trustee of a charitable organization, and the Corporation’s charitable contributions to the organization are less than two percent of that organization’s total consolidated gross annual revenues.

2. All Members of the Audit and Human Resources Committees of the Board and of the Nominating and Corporate Governance Committee must be Independent Directors, who must also meet additional criteria whereby he or she must not, directly or indirectly, accept any consulting, advisory or other compensatory fee from the Corporation, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation, and provided that such compensation is not contingent in any way on continued service. “Indirect” acceptance includes acceptance of such a fee by a spouse, minor child or stepchild or a child or stepchild sharing a home with the Director or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or senior officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity and derive no direct material personal benefit from compensation paid in respect of same) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Corporation.

In addition, the Director must not be an affiliated person of the Corporation within the U.S. Securities and Exchange Commission’s rules relating to audit committee listing standards.

3. In the case where the Corporation enters into a business relationship with a corporation or entity with which a Director is affiliated as a director, officer, partner or significant shareholder, the following guidelines will apply:

(a) the relationship must not cause the Director to lose his status as an Independent Director; and

(b) the relationship must not cause the Director to fail to meet the additional criteria set out in paragraph 2 of these Guidelines if the Director is a Member of the Audit or Human Resources Committees or the Nominating and Corporate Governance Committee; and

(c) either:

(i) the relationship was already in existence and fully disclosed to the Corporation prior to the Director joining the Board; or

(ii) the relationship was initiated at the request of the Corporation because of the particular competence or products of the entity in question and not by the Director; and

(d) any proposed new relationship must be brought to the attention of the Chairman in advance and, where such relationship is not one covered by paragraph 1 of these Guidelines, be subject to the determination of the Corporate Governance Committee as to its materiality and the consequent effect on the independence of the Director; and

(e) the relationship will be disclosed in the Corporation’s public disclosure documents in accordance with applicable regulations and the Corporation’s policy.

4. While service by the Corporation’s Directors together on the boards of other companies does not, as such, affect their independence, no more than two Directors may serve together on the board of another publicly-traded company.

For the purposes of these Guidelines; (i), a “significant shareholding” means direct or indirect beneficial ownership of five percent or more of the outstanding equity or voting rights of the relevant entity; and (ii) “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; and (iii) unless the context otherwise requires, the “Corporation” includes Novelis Inc. or any of its subsidiaries or any other member of the Novelis consolidated group.

Any questions relating to these Guidelines or to the interpretation of specific circumstances may be addressed to the Chairman who will consult the Corporation’s Chief Legal Officer or Corporate Secretary. The matter may, as appropriate, be brought to the attention of the Corporate Governance Committee for a decision.

SCHEDULE D

BOARD OF DIRECTORS CHARTER AND CORPORATE GOVERNANCE GUIDELINES

I.	Statement of Policy

The Board of Directors of Novelis Inc. (the “Company”) is elected by the Company’s Shareholders to supervise the management of the business and affairs of the Company. The prime stewardship responsibility of Novelis Inc.’s Board is to to ensure the viability of the Company and to ensure that it is managed in the interest of the Shareholders as a whole while taking into account the interests of other stakeholders.

The Board sets policy for the Company and advises the Chief Executive Officer and senior executives who manage the Company’s business and affairs.

II.	Composition and Organization of the Board

1.	Selection of Members

The Nominating and Corporate Governance Committee of the Board oversees the desired size of the Board, the need for recruitment and the expected experience of the new candidates. The Nominating and Corporate Governance Committee reviews and recommends to the Board the candidates for nomination as Directors. The Board approves the final choice of candidates for nomination and election by the Shareholders.

2.	Membership Criteria

Board members must have an appropriate mix of skills, knowledge and experience in business and an understanding of the regions in which the Company operates. Directors selected should be able to commit the requisite time for all the Board’s business.

3.	Independent Directors

A majority of the Board shall be composed of Directors who the Board has determined to have no material relationship with the Company and who, in the reasonable opinion of the Board, are unrelated and independent under the laws, regulations and listing requirements to which the Company is subject. The Board has approved Guidelines on the Independence of Directors of Novelis Inc. which contain specific criteria for determining Director independence.

4.	Chairman

The Board shall appoint its Chairman and Vice-Chairman (if one is to be appointed) from among the Company’s Directors. In the event that the Chairman is a Director who is an executive of the Company, the Board shall also appoint a Lead Director from among the non-executive Directors to chair the Board at all meetings where Management is absent and to assume other appropriate functions.

The Chairman’s responsibilities include the following:

(a) presiding at meetings of Shareholders and the Board;

(b) providing leadership to enhance Board effectiveness and focus;

(c) acting as liaison between the Board and Management;

(d) assisting in representing the Company to external groups; and

(e) ensuring good corporate governance.

5.	No Retirement Age

There is no mandatory retirement age for Directors.

6.	Term of Directors

The Directors are elected by the Shareholders at every Annual Meeting. The term of office of each Director shall expire at the close of the Annual Meeting of Shareholders following that at which he or she was elected or until his or her successor shall be elected.

III.	Meetings of the Board

1.	Board Agenda

The Chairman of the Board, in consultation with the appropriate members of Management, develops the agenda for Board Meetings.

2.	Board Material Distribution

Information and materials that are important to the Board’s understanding of the agenda items and related topics are distributed in advance of the meeting. The Company will deliver information on the business, operations and finances of the Company to the Board on a monthly basis and on an as-required basis.

3.	Board Meeting Frequency and Schedule

A minimum of five regularly-scheduled Board meetings shall be held each year. Additional meetings may be held when required. The Chairman of the Board, in consultation with the Directors and Management, will set the frequency and length of Board meetings. Board members may participate in meetings by means of conference calls or similar communications equipment by means of which all persons participating in the meeting can communicate with each other.

4.	Management at Meetings

Management shall participate in meetings and make presentations to allow Directors to gain additional understanding and insight into the Company’s businesses.

5.	In-camera Meetings

Every meeting of the Board shall be followed by an in-camera session at which management Directors and other members of Management are not present, to ensure free and open discussion and communication among the non-executive Directors.

IV.	Duties and Responsibilities of the Board

In addition to its statutory responsibilities, the Board has the following duties and responsibilities:

(a) ensuring that Novelis Inc. is operated so as to preserve its financial integrity and in accordance with policies approved by the Board;

(b) appointing its Chief Executive Officer, developing his or her position description and ensuring succession preparedness with the recommendations of the Human Resources Committee and the Nominating and Corporate Governance Committee, which recommendations will address the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business;

(c) adopting a strategic planning process and thereafter reviewing and approving the overall business strategy for the Company, all of which are originally developed by Management;

(d) identifying the principal risks of the Company’s businesses and ensuring the implementation of appropriate systems to manage these risks;

(e) ensuring that appropriate structures and procedures are in place so that the Board and its committees can function independently of Management;

(f) providing a source of advice and counsel to Management on critical and sensitive matters;

(g) reviewing and approving key policy statements developed by Management on various issues such as ethics, compliance, communications, environment and public disclosures;

(h) ensuring that its expectations of Management are understood, that the appropriate matters come before the Board and that the Board is kept informed of Shareholder feedback;

(i) ensuring that members of senior Management are of the calibre required for their roles, are adequately trained and monitored and that planning for their succession is ongoing;

(j) conducting, through the Nominating and Corporate Governance Committee, an annual review of Board practices and Board, Chairman and Committee performance (including Directors’ individual contributions);

(k) reviewing the recommendations of the Human Resources Committee that have been approved and recommended by the Nominating and Corporate Governance Committee with respect to the adequacy and form of the compensation of non-executive Directors and ensuring their compensation adequately reflects the responsibilities and risks involved in being an effective Director;

(l) evaluating, through the Human Resources Committee, the performance and reviewing the compensation of the Chief Executive Officer and ensuring that such compensation is competitive and measured according to benchmarks which reward contribution to shareholder value;

(m) selecting, upon the recommendation of the Nominating and Corporate Governance Committee, nominees for election as Directors;

(n) selecting the Chairman of the Board;

(o) evaluating with the Nominating and Corporate Governance Committee whether the Board as a whole, the Committees of the Board and the Directors are capable of carrying out and do carry out their roles effectively;

(p) ensuring that new Directors are provided with an adequate orientation on their roles and responsibilities and the Company’s operations;

(q) encouraging all Directors to attend at least one continuing education program for directors endorsed by Institutional Shareholder Services (ISS) or other internationally recognized corporate governance organization;

(r) overseeing the quality and integrity of the Company’s accounting and financial reporting systems, disclosure controls and procedures and internal controls;

(s) approving projects requiring an investment or disposition that is material and acquisitions where environmental or other liabilities exist and which could result in significant exposure to the Company are also subject to Board approval, irrespective of amounts;

(t) reviewing alternate strategies in response to any possible takeover bid in order to maximize value for shareholders;

(u) discussing and developing the Company’s approach to corporate governance in general, with the involvement of the Nominating and Corporate Governance Committee.

V.	Expected Qualities of Board Members

Board members are expected to possess the following characteristics and traits:

(a) demonstrate high ethical standards and integrity in their personal and professional dealings;

(b) act honestly and in good faith with a view to the best interest of the Company;

(c) devote sufficient time to the affairs of the Company and exercise care, diligence and skill in fulfilling their responsibilities both as Board members and as a Committee members;

(d) provide independent judgment on a broad range of issues;

(e) understand and challenge the key business plans of the Company;

(f) be willing to work in a team and be open to opinions of others;

(g) raise appropriate and difficult questions and issues to facilitate active and effective participation in the deliberation of the Board and of each Committee on which he or she serves;

(h) make all reasonable efforts to attend all Board and Committee meetings;

(i) review the materials provided by Management in advance of the Board and Committee meetings;

(j) inform the Chairman and Vice-Chairman (if applicable) of the Board before accepting membership on any other board of directors or audit committee and also inform of any change in the Director’s interests that could affect his or her relationship to the Company.

VI.	Board Committees

1.	Number, Structure and Jurisdiction of Committees

The Board delegates certain of its functions to Committees, each of which has a written charter. There are four standing Committees of the Board: the Human Resources, the Audit, the Nominating and Corporate Governance and the Customer Relations Committees. Other Committees or sub-committees may be established from time to time by Board resolution. The roles and responsibilities of each Committee are described in the respective Committee charters. “Task Force” Committees may be established on an ad hoc basis to deal with specific subjects.

2.	Independent Committee Members

Members of the Audit Committee, Human Resources Committee and the Nominating and Corporate Governance Committee shall each have no material relationship with the Company and each Member shall be otherwise unrelated and independent under the laws, regulations and listing requirements to which the Company is subject and in accordance with the Guidelines on the Independence of Directors of Novelis Inc.  The Nominating and Corporate Governance Committee reviews and recommends the memberships of the various Committees to the Board.

3.	Committee Agendas

The Chairman of each Committee, in consultation with the appropriate members of Management, develops the agenda for Committee meetings.

4.	Committee Report to Board

At the next Board meeting following each meeting of a Committee, the Committee Chairmen will report to the Board on the Committees’ activities. Minutes of Committee meetings are provided to all Directors.

5.	Assignment and Rotation of Committee Members

The responsibility for the assignment and rotation of Committee Members rests with the Chairman of the Board, who acts in consultation with and at the recommendation of the Nominating and Corporate Governance Committee. Rotation is not required but changes are made occasionally to accommodate the Board’s needs and individual interest and skills.

6.	Frequency and Length of Committee Meetings

The Chairman of a Committee, in consultation with Committee Members and Management, will set the frequency and length of meetings of such Committee.

VII.	Administrative Matters

1.	Board Performance Assessment

The Board will ensure that formal assessments of the Board, its Committees and the individual Directors are carried out at least annually in order to determine whether they are functioning effectively and to enhance their performance.

2.	Board Compensation

On a regular basis and at least every three years, the Human Resources Committee will review Director compensation (including components and amounts) and propose any recommendations with respect to Directors’ compensation to the Nominating and Corporate Governance Committee for its review based on market practices and the particular demands made on Directors. The Nominating and Corporate Governance Committee will then make recommendations on Director compensation to the Board. Any change to the compensation of Directors must be formally approved by the full Board.

3.	Director Share Ownership

In order to ensure alignment of the interests of Directors with those of the Shareholders, at least one-half of Directors’ fees are paid to non-executive Directors in Deferred Share Units, being the economic equivalent of the Common Shares of the Company.

4.	Board Confidentiality

Directors will maintain the absolute confidentiality of the deliberations and decisions of the Board of Directors and information received at meetings, except as may be specified by the Chairman or if the information is publicly disclosed by the Company.

5.	Board Interaction with Third Parties

If a third party approaches a Director on a matter of interest to the Company, the Director should bring the matter to the attention of the Chairman who shall determine whether this matter should be reviewed with Management or should more appropriately be dealt with by the Board in an in camera session.

6.	Communication with the Board

Shareholders and other constituencies may communicate with our Board, a committee of our Board, or an individual director by writing to our Corporate Secretary — Board Communication at our head office. All communications will be compiled by the Secretary and submitted to the appropriate Board member. The Secretary will reply or take other actions in accordance with instructions from the applicable Board contact.

7.	Code of Conduct

The Company has a comprehensive code of business conduct and ethics that governs all employees of Novelis Inc. as well as the Directors.

8.	Board Visits

Directors are expected to visit from time to time the Company’s plant and business locations in different parts of the world to meet local personnel and gain insight into the Company’s business and operations.

9.	Orientation and Information

The Company Secretary will prepare a Directors’ Manual containing information on Company policies and Director responsibilities and liabilities, which shall be updated as necessary. Detailed current information on the Company and its business, operations and finances are sent on a monthly basis to the Directors. Particularly important items and information requiring urgent attention is conveyed immediately. In addition, new Directors are expected to spend time with members of senior Management, including those involved in Novelis Inc.’s business operations, so that they can become familiar with the Company, its issues, business and operations. Care is taken to ensure that new Directors understand the roles and responsibilities of the Board and its Committees, as well as the commitment level that Novelis Inc. expects of its Directors.

VIII.	Resources and Authority of the Board

The Board shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel or other experts, as it deems appropriate, without seeking approval of Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management.

SCHEDULE E

AUDIT COMMITTEE CHARTER

I.	Statement of Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors of Novelis Inc. (the “Company”) is to assist the Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities for (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent auditors (the “Auditors”) and (iv) the performance of the Company’s internal audit function and the Auditors. The Committee is also responsible for preparation of the Committee’s report that the Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement (the “Audit Committee Report”). The Committee shall also carry out the other functions set out in this Charter. In so doing, the Committee shall insist on maintaining free and open communication between the Committee, the Auditors, the internal auditors and Management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain independent counsel, advisors, accountants or other experts, as it deems appropriate, without seeking approval of the Board or Management.

II.	Composition and Organization of the Audit Committee

The Committee shall consist of at least three Directors, each of whom the Board of Directors has determined to be independent in respect of the Company as contemplated by the laws, regulations and listing requirements to which the Company is subject and in accordance with the Guidelines on the Independence of the Directors of Novelis Inc. Each Member shall be “financially literate,” as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one Member shall be qualified as an “audit committee financial expert” as defined by applicable regulations.

Members shall be appointed by the Board based on nominations recommended by the Company’s Corporate Governance Committee or a sub-committee thereof, and shall serve for such term as the Board may determine.

The Committee shall designate one Member of the Committee to act as its Chair. The Secretary or an Assistant Secretary of the Company shall act as secretary to the Committee.

If a Committee Member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board of Directors must determine that such simultaneous service would not impair the ability of such Member to effectively serve on the Committee. The Company shall disclose any such determination in its annual proxy statement.

III.	Meetings of the Audit Committee

The Committee shall meet regularly at least four times a year, or more frequently if circumstances so dictate. In addition, the Members of the Committee shall meet quarterly to review the Company’s annual and quarterly releases of financial results and Management’s Discussion and Analysis of Financial Condition and Results of Operation prior to public disclosure.

At each regular meeting, the Committee shall meet separately with senior Management, the Chief Internal Auditor and the Auditors to discuss any matters that the Committee or any of these parties believe should be discussed privately. The Committee may request any officer or employee of the Company or the Auditors to attend a meeting of the Committee or to meet with any Members of the Committee. In addition, the members of senior Management, the Chief Internal Auditor and the Auditors shall have access to the Committee to bring forward matters requiring urgent attention.

The Chair of the Committee shall, in consultation with the other Members of the Committee, the Auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee shall meet in executive session, as necessary.

Subject to the laws governing the Committee, any Member may, if all Members consent, participate at any meeting of the Committee, by means of telephonic, electronic or other communication facility that permits all participants to communicate with each other during the meeting.

IV.	Division of Responsibilities of the Audit Committee, the Auditors and Management

The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements on behalf of the Board and report the results of the Committee’s activities to the Board. The Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Auditors are responsible for planning and carrying out audits of the Company’s annual financial statements in accordance with generally accepted auditing standards, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other auditing procedures.

The Committee shall have a clear understanding with Management and the Auditors that the Auditors are accountable to the Committee, as the representative of the Company’s shareholders. The Committee shall recommend the appointment of the Auditors to the Board for ultimate approval by the shareholders. The Auditors’ audit engagement letter shall be signed by the Chair of the Committee on behalf of the Company, having been previously approved by the Committee.

V.	Duties and Powers of the Audit Committee

To carry out its responsibilities, the Committee shall have the following duties and powers in respect of which it shall be entitled to full support and cooperation from Management:

1.	In respect of the Auditors:

(i) to recommend to the Board the retention or termination of the Auditors, having evaluated their performance;

(ii) to oversee the work of the Auditors (including the resolution of any disagreement between Management and the Auditors regarding financial reporting) who shall report to the Committee;

(iii) to approve all audit engagement compensation and terms, as well as all significant non-audit compensation and terms, subject to any requirement under Canadian law for Shareholder approval;

(iv) to require the Auditors to submit annually, and to review, a formal written statement describing the Auditors’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; and all relationships between the Auditors and the Company;

(v) to consider any reports or communications (and Management’s responses thereto) submitted to the Committee by the Auditors as required by or referred to in applicable auditing standards, including Independence Standards Board Standard No. 1;

(vi) to require the Auditors to submit a report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices as required by relevant regulations;

(vii) to discuss with the Auditors the independence of the Auditors and any relationships or services that may impact the quality of audit services or the objectivity and independence of the Auditors;

(viii) to discuss with the Auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as well as any significant matters or difficulties encountered in the course of the audit work, including any significant disagreements with Management, and Management’s response thereto; the discussion should include the responsibilities, budget and staffing of the Company’s internal audit function;

(ix) to review the annual Auditors’ Report;

(x) to review and pre-approve the Auditors’ provision of audit and any non-audit services to the Company;

(xi) to review at each scheduled Committee meeting the decisions of any Member(s) of the Committee to whom authority to grant pre-approvals of audit and non-audit services is delegated;

(xii) to review and discuss with the Auditors the scope and plan of the annual audit;

(xiii) to review and evaluate the qualifications, performance and independence of the Auditors, including a review and evaluation of the lead partner of the Auditors, taking into account the opinions of Management and internal audit personnel;

(xiv) to ensure the rotation of the lead (or coordinating) audit partner, or the audit partner responsible for reviewing the audit, in accordance with applicable law and regulations;

(xv) to consider whether, in order to assure continuing auditor independence, there should be regular rotation of the Auditors;

(xvi) to set policies on the hiring of employees or former employees of the Auditors, with a view to preserving the Auditors’ independence, which policies shall include the restrictions set forth in Section 706 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC;

(xvii) to obtain from the Auditors assurance that the audit was conducted in a manner consistent with applicable laws and regulations and that in the course of conducting the audit, there were no acts detected or that otherwise came to the attention of the Auditors that require disclosure to the Committee under Section 10A(b) of the Securities Exchange Act of 1934, as amended;

(xviii) to discuss with the Auditors the quality, not just acceptability, of the Company’s accounting principles, including all critical accounting policies and practices used, any alternative treatments of financial information that have been discussed with Management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors, as well as any other material written communications between the Auditors and Management;

(xix) to remind the Auditors that they are accountable to the Committee, as the representative of the Company’s shareholders, and that the Committee expects to be advised on any areas that require its attention;

(xx) to present all conclusions of the Committee with respect to the Auditors to the full Board of Directors.

2.	In respect to the Internal Audit Function:

(i) to review and approve the appointment of the Chief Internal Auditor;

(ii) to advise the Chief Internal Auditor that he or she is expected to provide to the Committee summaries of the significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting prepared by the internal audit department for Management and Management’s responses thereto;

(iii) to review and discuss with the Chief Internal Auditor reports on the activities of the internal audit function;

(iv) to review the Company’s internal audit plan;

(v) to review the degree of independence of the internal audit function and the adequacy of staffing and compensation;

(vi) to review senior employee expenses and perquisites on an annual basis.

3.	In respect of Disclosure and Internal Controls:

(i) to advise Management, the internal audit function and the Auditors that they are expected to provide the Committee with a timely disclosure and analysis of transactions and other events that would materially impact the Company’s financial statements;

(ii) to discuss guidelines and policies governing the process by which Management assesses and manages the Company’s exposure to risk (including insurance coverage), and to discuss the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures;

(iii) on a regular basis to review policies and practices of the Company, including those related to pension governance, funding and investments, metal and other commodity hedging activities, insurance and foreign exchange, and to receive updates as to current status;

(iv) to annually prepare, with the assistance of Management and the Auditors, and issue an Audit Committee Report;

(v) to meet, review and discuss with Management and the Auditors the Company’s annual audited financial statements and quarterly financial statements prior to public disclosure and filing with securities authorities, including reviewing the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operation;

(vi) to ensure that the Company’s disclosure policy and practices meet applicable regulatory requirements and the needs of the Company;

(vii) to ensure that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, other than the information referred to in paragraph (v) above, and to periodically review the adequacy of these procedures;

(viii) to review and discuss with Management and the Auditors the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; these discussions may be general, covering types of information to be disclosed and the type of presentation to be made and need not take place in advance;

(ix) to review on an annual basis the Legal Proceedings Report prepared by Management with a view to ensuring that all potential material claims against the Company have been properly evaluated, accounted for and disclosed;

(x) to discuss with the Company’s Chief Legal Officer any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business;

(xi) to review the Company’s policies and processes for monitoring compliance with applicable laws and regulations and the Worldwide Code of Employee and Business Conduct (including any annexes) and the Code of Ethics for Senior Financial Officers;

(xii) to review the adequacy of the Company’s disaster recovery plan to ensure the ability to resume operations as rapidly and efficiently as possible in the event of a disaster;

(xiii) to review significant tax exposures and tax planning initiatives with a view to ensuring full compliance while minimizing tax costs;

(xiv) to review the results of the Company’s joint ventures and investments;

(xv) to review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting standards or principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(xvi) to review analyses prepared by Management and/or the Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(xvii) to review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

(xviii) to review Management’s determination of goodwill impairment, if any, as required by accounting standards or principles;

(xix) to review any use of pro forma or non-generally accepted accounting principles information by the Company in any documents other than the financial statements;

(xx) to inquire of the Company’s Chief Executive Officer and Chief Financial Officer as to the Company’s internal controls and procedures and as to the existence of any significant deficiencies or material weakness in the design or operation of internal controls and any fraud that involves Management or other employees who have a significant role in the Company’s internal controls; and review any disclosure with respect thereto.

4.	In respect of Financial Matters and Securities:

(i) to review any proposed material financial and capital transactions;

(ii) to review the impact of the Company’s financing plan on capital structure and credit rating;

(iii) to review proposals from the Company’s Chief Financial Officer in respect of any issue of securities previously approved by the Board;

(iv) to review the text of any registration or offering document that may be required to be provided and to make recommendations to the Board with respect to such documents;

(v) to review Management’s recommendations regarding the Company’s dividend policy and make recommendations thereon to the Board.

5.	In respect of Corporate Governance:

(i) to prepare any report or other disclosures of the Committee, including any recommendation of the Committee, required by applicable laws and regulations to be included in the Company’s reports to shareholders or regulatory filings;

(ii) to review periodically the content and application of the Code of Ethics for Senior Financial Officers of the Company;

(iii) to deal with internal Company complaints referred to it by the Corporate Compliance Officer or otherwise in respect of the Worldwide Code of Employees and Business Conduct (including any annexes) and the Code of Ethics for Senior Financial Officers;

(iv) to deal with any reports of material violations of securities laws or breaches of fiduciary duties brought to its attention by Company lawyers or others;

(v) to review the activities of the Disclosure Committee of Management assigned to review the functioning of the Company’s disclosure controls and procedures;

(vi) to establish procedures for (A) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

(vii) to review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above;

(viii) to report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;

(ix) to prepare and review with the Board an annual performance evaluation of the Committee and its Members; the performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate;

(x) to review and recommend to the Board the appointment of senior financial officers;

(xi) to review the adequacy and competence of the Company’s finance personnel;

(xii) to regularly review the independence, financial literacy and financial expertise of the Committee Members;

(xiii) to review this Charter at least annually and recommend any changes to the Board; the Committee may conduct its review in such manner as the Committee deems appropriate.

VI.	Delegation to Subcommittee

The Committee may, in its discretion and as appropriate, delegate duties and responsibilities to a Member or to a subcommittee of the Committee, subject to compliance with any applicable legal, regulatory or listing requirements.

VII.	Resources, Authority and Function of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain independent counsel, advisors, accountants or other experts, as it deems appropriate, without seeking approval of the Board or Management. The Company shall provide appropriate funding, as determined by the Committee, to compensate any and all of such persons and to satisfy all ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The function of the Committee is oversight. It is not the duty or responsibility of the Committee or its Members (i) to plan or conduct audits, (ii) to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or (iii) to conduct other types of auditing or accounting reviews or similar procedures or investigations. The Committee, its Chair and its financial expert Member(s) are Members of the Board, appointed to the Committee to provide broad oversight of the accounting and financial reporting processes and audits of the Company’s financial statements, and are specifically not accountable or responsible for the day to day operation or performance of such activities. In particular, the Member or Members identified as financial experts shall not be accountable for giving professional opinions on the internal or external audit of the Company’s financial information, but shall provide expertise in the Committee’s oversight thereof.

Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each Member of the Committee shall be entitled to rely on (i) the presumed integrity of those persons or organizations within and outside the Company from which it receives information, (ii) the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations and (iii) representations made by Management and the Auditors as to any non-audit services provided by the Auditors to the Company and its subsidiaries.

SCHEDULE F

NOVELIS INC.
2006 INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT

1.1  Purpose.  The purpose of Novelis Inc. 2006 Incentive Plan (the “Plan”) is to enhance Company performance by motivating, attracting, and retaining key employees and directors through the issuance of equity and cash awards. This Plan is intended to supersede the Novelis Conversion Plan of 2005 and the Novelis Inc. Stock Price Appreciation Unit Plan and no new awards will be made under such prior plans after the effective date of this Plan.

1.2  Effective Date.  The Plan shall be effective as of the date the stockholders of the Company approve the Plan.

ARTICLE II

DEFINITIONS

As used in this Plan, the following terms shall be defined as set forth below:

2.1  “Award” means any Short-Term Incentive, Option, SAR, Restricted Share, Restricted Share Unit, or Performance Award granted or payable under the Plan.

2.2  “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cause” means (a) a Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of a Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company’s policies, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of a Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

Any rights the Company may have in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

2.5  “Change in Control” means the first to occur of any of the following events:

(i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(ii) the majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, 50% or more of the combined voting power of the voting securities of which is owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Section, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

2.6  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means the committee of the Board described in Section 4.1.

2.8  “Company” means Novelis Inc., a corporation organized under the laws of Canada, or any successor corporation.

2.9  “Covered Employee” shall have the meaning as set forth in Code Section 162(m).

2.10  “Disability” means that a Participant is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve months. The existence of a Disability shall be determined by the Committee in its sole discretion.

2.11  “Employee” means any person, including an officer, employed by the Company or a Subsidiary as an employee. The Company’s employment classification of an individual shall be binding and controlling for all purposes of the Plan and shall apply irrespective of any contrary employment classification of such individual by the Internal Revenue Service, a court of competent jurisdiction or any other person or entity.

2.12  “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.13  “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which date shall not be earlier than the date on which the Committee takes action with respect thereto.

2.14  “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision. Only Participants who are employees of the Company or a Subsidiary may receive Incentive Stock Options.

2.15  “Non-Employee Director” means a director of the Company who is not an active employee of the Company.

2.16  “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.17  “Option” means any option to purchase Shares granted under Article VI.

2.18  “Participant” means an Employee or Non-Employee Director who is selected by the Committee to receive benefits under this Plan.

2.19  “Performance Award” means an Award of “Performance Shares” or “Performance Units” granted pursuant to Article V that is contingent upon the satisfaction of one or more Performance Objectives. Each Performance Share or Performance Unit shall have an initial value equal to the Fair Market Value of one Share.

2.20  “Performance Objectives” has the meaning set for in Article XI.

2.21  “Performance Period” means a period of time established by the Committee during which the attainment of Performance Objectives relating to an Award are to be achieved.

2.22  “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.23  “Restricted Shares” means an award of Shares granted pursuant to Article VII that are subject to a substantial risk of forfeiture.

2.24  “Restricted Share Units” means an award of a contractual right granted pursuant to Article VII to receive a specified number of Shares or cash at the end of a specified deferral period. Each Restricted Share Unit shall have an initial value equal to the Fair Market Value of one Share.

2.25  “Retirement” means a Participant’s termination of employment on or after (i) attaining age 65 or (ii) attaining age 55 and completing 10 years of service with the Company or Alcan Inc.

2.26  “Shares” means shares of the Common Stock of the Company, no par value.

2.27  “Short Term Incentive” means an incentive payment described in Section 8.1.

2.28  “SAR” means an award of a contractual right granted pursuant to Article VI to receive an amount equal to the appreciation in the Company’s Shares over a specified period.

2.29  “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

ARTICLE III

SHARES AVAILABLE UNDER THE PLAN

3.1  Reserved Shares.  Subject to adjustment as provided in Section 3.4, the maximum number of Shares that may be issued or transferred pursuant to this Plan shall not exceed 7,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company. Any shares of Common Stock that are subject to Awards other than Options or SARs shall be counted against such overall Plan limit as 1.75 Shares for every Share granted.

3.2  Stock Option Maximum.  In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 3,000,000 Shares, subject to adjustment as provided in Section 3.4.

3.3  Maximum Calendar Year Award.  No Employee may receive Awards representing more than 750,000 Shares or $20,000,000 in any one calendar year, subject to adjustment as provided in Section 3.4. The maximum number of Shares that may be granted to a Non-Employee Director shall not exceed 7,500 Shares in any one calendar year, subject to adjustment as provided in Section 3.4.

3.4  Adjustments.  The Committee shall make such adjustments in (a) the number of Shares covered by outstanding Awards granted hereunder, (b) prices per share applicable to outstanding Options and SARs, and (c) the kind of shares covered thereby (including shares of another issuer), as the Committee determines to be equitable in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination or exchange of Shares, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), recapitalization or other change in the capital structure of the Company, or other corporate transaction or event having an effect similar to any of the foregoing. Adjustments under this Section 3.4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all persons.

3.5  Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

3.6  Unused and Forfeited Shares.  Shares related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Shares, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall become automatically available for other Awards. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.1 that were originally Incentive Stock Option Shares shall be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 3.2 has been reached for purposes of Incentive Stock Option grants.

ARTICLE IV

PLAN ADMINISTRATION

4.1  Board Committee Administration.  This Plan shall be administered by the Human Resource Committee of the Board (or such other Committee appointed by the Board from among its Non-Employee Directors), provided that the full Board may act at any time as the Committee. Notwithstanding the foregoing, the full Board shall be responsible for the administration of Awards to Non-Employee Directors.

4.2  Duties and Powers.  The Committee shall have the full power and discretion to administer, construe, and apply the provisions of the Plan and any Award.

4.3  Committee Delegation.  The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not Covered Employees of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants.

4.4  Determinations Binding.  All actions taken or determinations made by the Committee, in good faith, with respect to the Plan, an Award or any Award Agreement shall not be subject to review by anyone, but shall be final, binding and conclusive upon all persons interested in the Plan or any Award. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

ARTICLE V

PERFORMANCE AWARDS

5.1  General.  The Committee may from time to time authorize grants to Participants of Performance Awards upon such terms and conditions as the Committee may determine in accordance with provisions of this Article V. Performance Awards shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

5.2  Incentive Opportunity.  Prior to the beginning of each Performance Period, the Committee shall specify the value of the opportunity subject to the number of Performance Shares or Performance Units to which the Performance Award pertains.

5.3  Performance Period.  The Performance Period with respect to each Performance Award shall commence and end as of the dates determined by the Committee under the terms of the applicable Award Agreement.

5.4  Performance Objectives.  Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become vested and payable. The Committee may adjust such Performance Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the grant that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives. The Committee also may specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.5  Payment in Cash or Shares.  The amount payable upon the completion of the Performance Period and the achievement of the Performance Objectives with respect to any Performance Award may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives. The determination of the payment in cash or Shares will be made at the beginning of the Performance Period, unless otherwise specified by the Committee.

5.6  Dividend Equivalents.  Prior to the expiration of a Performance Period and payment of any Shares or cash earned with respect to a Performance Award, no dividend equivalents shall be paid or payable with respect to such Award.

5.7  Effect of Termination of Employment.

(i) Unless otherwise specified by the Committee, in the event that the employment of a Participant shall terminate for any reason other than Retirement, Cause, Disability or death prior to the payment of any Performance Award granted to such Participant, all Performance Awards that have not paid as of the date of such termination shall be forfeited.

(ii) Unless otherwise specified by the Committee, in the event that the employment of a Participant with the Company shall terminate on account of the Retirement, death, or Disability of the Participant prior to the payment of any Performance Award granted to such Participant, a pro rata portion of such Performance Award shall be payable to such Participant following the end of the applicable Performance Period. The amount payable pursuant to the preceding sentence shall be determined by assuming that 100% of such Performance Award was earned at the time of such termination of employment, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of days that have elapsed in the applicable Performance Period prior to the Participant’s termination of employment and the denominator of which shall be the total number of days in the Performance Period.

(iii) In the event of the termination of a Participant’s employment for Cause, all outstanding Performance Awards granted to such Participant shall be forfeited.

5.8  Effect of Change in Control.  Unless otherwise specified by the Committee, a pro rata portion of a Participant’s Performance Awards shall be payable to such Participant within ten days following a Change in Control. The amount payable pursuant to the preceding sentence shall be determined by assuming that 100% of such Performance Awards were earned at the time of such Change in Control, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of days that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of days in the Performance Period.

ARTICLE VI

OPTIONS AND SARS

6.1  General.  The Committee may from time to time authorize grants to Participants of Options and/or SARs upon such terms and conditions as the Committee may determine in accordance with provisions of this Article VI. Options and SARs shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.2  Number of Options or SARs.  Each grant shall specify the number of Shares subject to the Option.

6.3  Exercise Price.  Each grant shall specify an exercise price per Option Share or SAR, provided that in no event shall the exercise price be less than the Fair Market Value per Share on the Grant Date.

6.4  Consideration for Options.  The form of consideration to be paid in satisfaction of the exercise price of an Option and the manner of payment of such consideration include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Participant which have a value at the time of exercise that is equal to the option price, (iii) any other legal consideration that the Committee may deem appropriate, on such basis as the Committee shall determine in accordance with this Plan, or (iv) any combination of the foregoing. Notwithstanding the foregoing, to the extent permitted by applicable law, any grant may provide for payment of the exercise price of an Option from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

6.5  Payment for SARs.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price, times (ii) the number of Shares with respect to which the SAR is exercised. Any grant may specify that the amount payable upon the exercise of a SAR may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

6.6  Performance-Based Options and SARs.  Any grant of an Option or SAR may specify Performance Objectives that must be achieved as a condition to vesting and/or exercise of the Option or SAR.

6.7  Vesting.  Each Option or SAR grant may specify the conditions that must be satisfied before the Options or SARs (or installments thereof) shall become vested and exercisable.

6.8  ISO Dollar Limitation.  Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

6.9  Exercise Period.  Any grant may specify (i) a waiting period or periods before Options or SARs shall become exercisable and (ii) permissible dates or periods on or during which Options or SARs shall be exercisable. No Option or SAR granted under this Plan may be exercised more than seven years from the Grant Date. In addition, the exercise period for any Incentive Stock Option for a Participant possessing more than 10% of the voting power of all classes of stock of the Company shall not exceed five years. The Committee may not extend the exercise period of an outstanding Option or SAR beyond the time originally prescribed in the Award Agreement, except to the extent permitted under Code Section 409A and U.S. Department of Treasury regulations or other guidance issued thereunder.

6.10  Repricing and Backdating Prohibited.  The Committee shall not reprice any outstanding Option or SAR including the cancellation of an existing Option or SAR and substitution of a new Option or SAR with a lower exercise price, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 3.4. In no event shall the Grant Date of any Option or SAR be earlier than the date on which the Committee takes action with respect thereto.

6.11  Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.12  Effect of Termination of Employment.

(i) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant shall terminate for any reason other than Retirement, Cause, Disability or death, (a) Options and SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire, and (b) Options and SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided however, no Option or SAR shall be exercisable after the expiration of its term.

(ii) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant shall terminate on account of the Retirement, death, or Disability of the Participant, (a) Options and SARs granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (b) Options and SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided however, no Option or SAR shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment for Cause, all outstanding Options and SARs granted to such Participant (regardless of whether or not exercisable at the time of such termination) shall expire at the commencement of business on the effective date of such termination (or deemed termination).

6.13  Effect of Change in Control.  Unless otherwise provided in an applicable Award Agreement, all Options and SARs granted to Participants who are employed by the Company or a Subsidiary at the time of such Change in Control shall become fully vested and exercisable.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1  General.  The Committee may from time to time authorize grants to Participants of Restricted Shares and/or Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with provisions of this Article VII. Each grant of Restricted Share and Restricted Share Units shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

7.2  Number of Restricted Shares or Units.  Each grant shall specify the number of Restricted Shares or Restricted Share Units to which it pertains.

7.3  Transfer of Shares.  Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the restrictions on transfer hereinafter referred to. Each grant of Restricted Stock Units shall constitute the agreement by the Company to issue or transfer Shares, cash or a combination thereof to the Participant in the future subject to the fulfillment of such conditions as the Committee may specify.

7.4  Consideration.  Each grant of Restricted Shares or Restricted Share Units may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share or unit on the Grant Date.

7.5  Substantial Risk of Forfeiture.  Each grant of Restricted Shares shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date. If any Participant makes an election under Code Section 83(b) with respect to any Restricted Shares granted hereunder, such Participant shall notify the Company with ten days of such election.

7.6  Dividends, Voting and Other Ownership Rights.  Unless otherwise provided in an applicable Award Agreement, an Award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue. Any Award of Restricted Shares may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine. To the extent set forth in a Participant’s Award Agreement with respect to Restricted Stock Units, a Participant shall be entitled to receive dividend equivalents payable in cash or additional Shares on a current, deferred or contingent basis.

7.7  Performance-Based Restricted Shares and Restricted Stock Units.  Any grant of Restricted Shares or Restricted Stock Units may specify Performance Objectives that must be achieved as a condition of vesting and/or payment of such Restricted Shares or Restricted Stock Units.

7.8  Effect of Termination of Employment.

(i) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant shall terminate for any reason other than Retirement, Cause, Disability or death prior to the vesting of Restricted Shares or Restricted Stock Units granted to such Participant, all Restricted Shares and Restricted Stock Units that have not vested as of the date of such termination shall be forfeited.

(ii) Unless otherwise provided in an applicable Award Agreement, in the event that the employment of a Participant shall terminate on account of the Retirement, death or Disability of the Participant prior to the vesting of Restricted Shares or Restricted Stock Units granted to such Participant, a proportion of such Restricted Shares and Restricted Stock Units, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The proportion referred to in the preceding sentence shall be determined by multiplying the Participant’s non-vested Restricted Shares or Restricted Stock Units by a fraction, the numerator of which shall be the number of days that have elapsed in the applicable vesting period prior to the Participant’s termination of employment and the denominator of which shall be the total number of days in such vesting period.

(iii) In the event a Participant’s employment is or is deemed to have been terminated for Cause, all Restricted Shares and Restricted Stock Units granted to such Participant that have not vested as of the effective date of such termination shall be forfeited.

7.9  Effect of Change in Control.  Unless otherwise provided in an applicable Award Agreement, all Restricted Shares and Restricted Stock Units granted to Participants who are employed by the Company or a Subsidiary at the time of such Change in Control shall become fully vested and non-forfeitable.

ARTICLE VIII

SHORT-TERM INCENTIVES AND OTHER AWARDS

8.1  Short-Term Incentives.  For each fiscal year of the Company, the Committee may establish an incentive pool or other incentive structure or policy with respect to Participants who are not Non-Employee Directors. Any such incentive pool, structure or policy shall be subject to such terms, restrictions and conditions determined by the Committee and consistent with the terms of this Plan. Short-Term Incentives may be paid in the form of cash, Shares or a combination thereof as determined by the Committee in it discretion. Payment of such Short-Term Incentives shall be subject to the following:

(i) Unless otherwise specified by the Committee, in the event that the employment of a Participant shall terminate for any reason other than Retirement, Cause, Disability or death prior to the payment date of any Short-Term Incentive, such incentive opportunity shall be forfeited in its entirety.

(ii) Unless otherwise specified by the Committee, in the event that the employment of a Participant with the Company shall terminate on account of the Retirement, death, or Disability of the Participant prior to the payment date of any Short-Term Incentive, a pro rata portion of such Short-Term Incentive shall be payable to such Participant following the end of the applicable Performance Period. The amount payable pursuant to the preceding sentence shall be determined by assuming that 100% of such Short-Term Incentive was earned at the time of such termination of employment, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of days that have elapsed in the applicable Performance Period prior to the Participant’s termination of employment and the denominator of which shall be the total number of days in the Performance Period.

(iii) In the event of the termination of a Participant’s employment for Cause, such Participant’s incentive opportunity shall be forfeited in its entirety.

(iv) Unless otherwise specified by the Committee, a pro rata portion of a Participant’s Short-Term Incentive shall be payable to such Participant within ten days following a Change in Control. The amount payable pursuant to the preceding sentence shall be determined by assuming that 100% of such Short-Term Incentive was earned at the time of such Change in Control, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of days that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of days in the Performance Period.

8.2  Other Stock Awards.  The Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Article VIII shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

8.3  Payment In Lieu of Other Obligations.  The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

ARTICLE IX

TRANSFERABILITY

9.1  Transfer Restrictions.  No Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and SARs shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

9.2  Restrictions on Transfer.  Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or SARs, upon the termination of any deferral period applicable to Restricted Share Units or upon payment of any Short-Term Incentives or Performance Awards, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article VII, shall be subject to further restrictions upon transfer.

ARTICLE X

DEFERRAL OF AWARDS

10.1  General.  The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an Award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his or her Award of Restricted Shares and to receive an Award of Restricted Share Units. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

10.2  Compliance with Code Section 409A.  To the extent any Award (or portion thereof) provides for the deferral of compensation and is subject to Code Section 409A, such deferred compensation shall be subject to the following limitations and conditions:

(i) In no event shall any deferred compensation be distributed earlier than separation from service, death, disability, a time (or pursuant to a fixed schedule) specified at the date of the deferral of such compensation, a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.

(ii) In the case of a Participant who is a key employee, as defined in Code Section 416(i), distribution due to separation from service may not be made before the date which is six months after the date of separation from service (or, if earlier, the date of death of such Participant).

(iii) Except to the extent provided in U.S. Department of Treasury regulations or other guidance, any deferred compensation payable to a Participant may not be accelerated.

(iv) To the extent a Participant is offered an opportunity to defer receipt of compensation for services performed during a taxable year, such Participant’s deferral election must be made not later than the close of the preceding taxable year (or within 30 days of eligibility in the case of a newly eligible individuals) or at such other time as provided in U.S. Department of Treasury regulations or other guidance. Notwithstanding the foregoing, in the case of any performance-based compensation based on services performed over a period of at twelve months, such election may be made no later than six months before the end of such performance period.

(v) To the extent a Participant is offered an opportunity to delay the payment date of any deferred compensation or to change the form in which such deferred compensation shall be paid, (a) the Participant’s new election may not take effect for at least twelve months after the date on which the election is made, (b) except in the case of an election related to a payment due to disability, death or a change in ownership or effective control of the Company, the first payment with respect to which a new election is made must provide for a deferral period of not less than five years from the date such payment would otherwise have been made, and (c) any election relating to a specified time (or pursuant to a fixed schedule) may not be made less than twelve months prior to the date of the first scheduled payment.

To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of this Plan any Award is subject to Code Section 409A and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of the Plan), the Committee may adopt such amendments to the Plan and applicable Award Agreements or adopt other policies and procedures (including amendments, policies and procedures retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or comply with the requirements of Code Section 409A and related U.S. Department of Treasury guidance.

ARTICLE XI

PERFORMANCE OBJECTIVES

11.1  General.  Performance Objectives means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award are intended to be “performance-based” under Code Section 162(m) and shall be limited to specified levels of or increases in one or more of the following Performance Objectives: return on equity, regional income, diluted earnings per share, net earnings, total earnings, earnings growth, return on capital, working capital turnover, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, productivity and satisfaction of environment, health and safety targets.

11.2  Adjustments of Performance Objectives.  Subject to any limitation under Code Section 162(m) with respect to Covered Employees, the Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include but are not limited to (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) a change in tax law or accounting standards required by generally accepted accounting principles.

ARTICLE XII

MISCELLANEOUS

12.1  Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, the Committee may withhold any amounts necessary to collect any withholding taxes upon any taxable event relating to an Award. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit payable in cash or Shares.

12.2  Change in Control.  Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that the Company undergoes a Change in Control, or in the event the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Committee (or the board of directors of any corporation assuming the obligations of the Company) shall have the sole and absolute power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. Such power and discretion shall include, but shall not be limited to, the power and authority to remove restrictions on Restricted Shares, to modify the performance requirements for any Awards, and to provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transaction and that if not so exercised such Options and SARs will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital, shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

12.3  Certain Terminations of Employment, Hardship and Approved Leaves of Absence.  Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, Disability, Retirement or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or SAR that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Restricted Share Units as to which any deferral period is not complete, any Performance Awards that have not been fully earned, or any Shares that are subject to any transfer restriction, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

12.4  Right of Recapture.  If, at any time within one year after the date on which a Participant exercises an Option or SAR or on which Restricted Shares or Restricted Share Units vest or on which income is realized by a Participant in connection with any other Award (each of which events shall be a “realization event”), the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s termination or deemed termination of employment for Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Company’s Shares. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

12.5  Foreign Participants.  To facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

12.6  Amendment or Termination.  This Plan may be amended or terminated at any time by action of the Board; provided that (i) no amendment may increase any of the limitations specified in Article III, other than to reflect an adjustment made in accordance with Section 3.4, without the further approval of the stockholders of the Company, and (ii) subject to Section 12.2, no amendment or termination may in any manner adversely affect any Awards theretofore granted under the Plan without the consent of the Participants holding such Awards. The Board may condition any amendment or termination on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

12.7  Conditional Awards.  The Committee may condition the grant of any Award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

12.8  No Employment Right.  This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

12.9  Tax Qualification.  To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

12.10  Duration of the Plan.  Unless sooner terminated in accordance with Section 12.6, this Plan shall automatically terminate on the fifth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after such fifth anniversary.

12.11  Limitations Period.  Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

12.12  Governing Law.  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance the laws of state of Georgia.

12.13  Investment Representations.  As a condition to the exercise or granting of an Award, the Committee may require the person exercising or receiving such Award to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

12.14  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

12.15  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

12.16  Beneficiary Designation.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Proxy

This Proxy is solicited by the Board of Directors and Management for the Annual Meeting of Shareholders (the “Meeting”) on October 26, 2006 at The Westin Buckhead Atlanta, 3391 Peachtree Road, Atlanta, GA 30326.

The undersigned holder of common shares of Novelis Inc. (“Shares”), Inc. hereby appoints William T. Monahan, or failing him, Nichole A. Robinson, or instead of the foregoing,                                        , as the proxy of the undersigned, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Meeting or any postponement or adjournment thereof to the same extent and with the same power as if the undersigned were personally present, and hereby revokes any proxy previously given.

Without limiting the general authorization and powers hereby given, the proxyholder is specifically directed to vote as follows:

1. Election of Directors		2. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm and authorize directors to fix remuneration

☐ FOR all nominees listed below (except as marked)		☐ FOR ☐ WITHHOLD

☐ WITHHOLD vote for all nominees listed below		3. Approval of the Novelis Inc. 2006 Incentive Plan

01. William T. Monahan 02. Edward A. Blechschmidt 03. Jacques Bougie, O.C. 04. Charles G. Cavell 05. Clarence J. Chandran 06. C. Roberto Cordaro 07. Helmut Eschwey	08. David J. Fitzpatrick 09. Suzanne Labarge 10. Rudolf Rupprecht 11. Kevin M. Twomey 12. John D. Watson 13. Edward V. Yang
☐ FOR          ☐ AGAINST          ☐ WITHHOLD
4.  To vote at the discretion of the proxyholder on any amendments or variations to the foregoing and on any other matters which may properly come before the meeting or any postponement or adjournment thereof.

(Instructions: To withhold authority for any individual nominee, strike through the nominee’s name in the list above)

Signature of Shareholder

Signature of Co-owner

Dated this _ _ day of _ _ 2006

See notes on reverse side

NOTES:

1.	If the Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title after your name.

2.	If this Proxy is not dated, it will be deemed to bear the date on which it is mailed by Novelis.

3.	If you appoint the persons whose names are printed above to act as your proxyholders, the Shares represented by this Proxy will be voted as directed. If no direction is given on any matter, the Shares will be voted FOR Proposals 1, 2 and 3 and at the discretion of the proxyholder on any amendments or variations to the foregoing and on any other matters which may properly come before the meeting or any postponement or adjournment thereof.

4.	You have the right to appoint person(s), other than those whose names are printed above, as your proxyholder(s), to attend and act on your behalf at the Meeting. You may use the space provided above (or another appropriate form of proxy) for that purpose. You are advised that it is in your own interest to specify a choice for voting in respect of each of the matters to be acted upon at the Meeting.

Voting Options and Instructions:

Options available to convey your voting instructions are further described in the Information Circular.

Registered shareholders may vote:

1.  By mail;
2.  On the Internet; or
3.  By telephone.

1.  To vote by mail:

■	Complete, sign and date the Proxy;
■	Return the Proxy by mail in the prepaid envelope provided or return it to Novelis Inc., c/o CIBC Mellon Trust Company, PO BOX 66297 STN BRM B TORONTO, ON M7Y 4K1 on or before October 25th, 2006 by 5:00 pm (EDT) otherwise it shall be invalid.
2.  To vote on the Internet:

■	Use the Internet to transmit your voting instructions up until noon (EDT) on October 25, 2006;
■	Have the Proxy in hand;
■	Go to the following website: http://www.eproxyvoting.com/novelis; and
■	Enter your Control Number located on the front of your proxy at the bottom right hand side and follow the instructions.
3.  To vote by telephone:

■	Use any touch-tone phone to transmit your voting instructions up until noon (EDT) on October 25, 2006;

■	Have the Proxy in hand;

■	Call 1-866-271-1207 in Canada and the U.S. only and;
■	Enter your Control Number located on the front of your proxy at the bottom right hand side and follow the instructions.

Unregistered shareholders should contact their broker or other nominee for further instructions on how to vote.